SHARE EXCHANGE AGREEMENT


                                  by and among

               Harvest Restaurant Group, Inc., a Texas Corporation

                                       and

               TRC Acquisition Corporation, a Georgia Corporation

                            Dated as of July 9, 1998






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                                TABLE OF CONTENTS
                                -----------------

                                                                                PAGE
ARTICLE I     ARTICLE I

              CONDITIONS TO OBLIGATION OF THE PARTIES                             2

                Section 1.1  Conditions to Obligations                            2
                Section 1.2  Contemplated Transactions                            2
                1.2.1        Financing                                            2
                1.2.2        Shareholder Approval of New Board of Directors       3
                1.2.3        Employment Agreements                                3
                1.2.4        Continued Listing                                    3
                1.2.5        Settlement of Liabilities                            3
                1.2.6        Conversion of Series A Convertible Preferred Stock   3
                1.2.7        Combined Financials of Harvest and TRC               3

ARTICLE II    FEASIBILITY PERIOD                                                  3

                Section 2.1  Feasibility Study                                    3
                Section 2.2  Pre-Closing Documents to be Delivered                4
                2.2.1        Financial Statements                                 4
                2.2.2        Asset List                                           4
                2.2.3        Leases                                               4
                2.2.4        Contracts                                            4
                2.2.5        Certificates                                         4
                2.2.6        Taxes                                                4
                2.2.7        Litigation                                           4
                2.2.8        Violations                                           4
                2.2.9        Organizational Documents                             4

ARTICLE III   THE CLOSING                                                         5

                Section 3.1  Closing                                              5
                3.1.1        Time and Place of Closing                            5
                3.1.2        Actions of Harvest at Closing                        5
                    3.1.2.1       Resignations                                    5
                    3.1.2.2       Certificate of Harvest                          5
                    3.1.2.3       Corporation Resolutions                         5
                    3.1.2.4       Exchange of Shares                              5
                3.1.3        Actions of TRC at Closing                            5
                    3.1.3.1       Resignations                                    5
                    3.1.3.2       Certificate of TRC                              5
                    3.1.3.3       Corporation Resolutions                         6
                3.1.4             Effective Date                                  6

ARTICLE IV    EXCHANGE OF SHARES                                                  6

                Section 4.1  Exchange of Shares                                   6
                4.1.1        Exchange of TRC Common Stock                         6
                4.1.2        Exchange of Rick Tanner Note and
                               TRC Class A Preferred Stock                        6
                Section 4.2  Exchange Procedure                                   6
                4.2.1        TRC Common Stock                                     6
                4.2.2        TRC Class A Preferred Stock                          7
                Section 4.3  Appraisal Rights                                     7

ARTICLE V     TRC REPRESENTATIONS AND WARRANTIES                                  7

                Section 5.1  TRC's Representations and Warranties                 7
                5.1.1        Capitalization                                       7
                    5.1.1.1       Authorized Stock                                7
                    5.1.1.2       Issued Capital Stock                            7
                5.1.2        Organization Standing and Power                      7
                5.1.3        Subsidiaries                                         8
                5.1.4        Title to Assets                                      8
                5.1.5        Other Relationships                                  8
                5.1.6        Other Transactions                                   8
                5.1.7        Undisclosed Liabilities                              8
                5.1.8        Absence of Certain Changes or Events                 8
                5.1.9        Condition of Assets                                  8
                5.1.10       Compliance With Law                                  8
                5.1.11       Contracts                                            9
                5.1.12       Permits, Licenses, Consents                          9
                5.1.13       Absence of Defaults                                  9
                5.1.14       Litigation                                           9
                5.1.15       No Breach or Violation of Law                        9
                5.1.16       Validity and Authorization                           10
                5.1.17       Completeness; No Misrepresentations                  10
                5.1.18       Tax Matters                                          10
                5.1.19       Financial Statements                                 10
                5.1.20       Full Disclosure                                      10
                5.1.21       Absence of Certain Changes and Events                10
                5.1.22       Taxes                                                12
                5.1.23       Intellectual Property                                14
                5.1.24       Books and Records                                    16
                5.1.25       Leased Properties                                    16
                5.1.26       Employees and Employee Benefit Plans                 16
                5.1.27       Compensation                                         17
                5.1.28       Insurance                                            17
                5.1.29       Full Disclosure                                      18

ARTICLE VI    TRC'S COVENANTS                                                     18

                Section 6.1  Continuation of Business                             18
                Section 6.2  No Solicitation                                      18

ARTICLE VII   HARVEST'S REPRESENTATIONS AND WARRANTIES                            18

                Section 7.1  Harvest's Representations and Warranties             18
                7.1.1        Capitalization                                       18
                    7.1.1.1       Authorized Stock                                18
                    7.1.1.2       Issued Common Stock                             19
                    7.1.1.3       Issued Preferred Stock                          19
                7.1.2        Standing and Power                                   19
                7.1.3        Subsidiaries                                         19
                7.1.4        Title to Asset                                       19
                7.1.5        Other Relationships                                  19
                7.1.6        Other Transactions                                   19
                7.1.7        Undisclosed Liabilities                              19
                7.1.8        Absence of Certain Changes, or Events                20
                7.1.9        Condition of Assets                                  20
                7.1.10       Compliance With Law                                  20
                7.1.11       Contracts and Commitments                            20
                7.1.12       Permits, Licenses, Consents                          20
                7.1.13       Absence of Defaults                                  21
                7.1.14       Litigation                                           21
                7.1.15       No Breach or Violation of Law                        21
                7.1.16       Validity and Authorization                           21
                7.1.17       Completeness: No Misrepresentations                  21
                7.1.18       Tax Matters                                          21
                7.1.19       Financial Statements                                 22
                7.1.20       Absence of Certain Changes and Events                22
                7.1.21       Taxes                                                23
                7.1.22       Compliance With Law                                  25
                7.1.23       Intellectual Property                                25
                7.1.24       Books and Records                                    27
                7.1.25       Leased Properties                                    27
                7.1.26       Employees and Employee Benefit Plans                 28
                7.1.27       Compensation                                         29
                7.1.28       Insurance                                            29
                7.1.29       Full Disclosure                                      29
                7.1.30       Securities and Nasdaq Listing                        29

ARTICLE VIII  HARVEST'S COVENANTS                                                 29

                Section 8.1  Continuation of Business                             29
                Section 8.2  No Solicitation                                      29
                Section 8.3  Termination of Stock Option Plan                     30

ARTICLE IX    TERMINATION                                                         30

                Section 9.1  Termination Events                                   30
                Section 9.2  Effect of Termination                                30

ARTICLE X     INDEMNIFICATION; REMEDIES                                           30

                Section 10.1  Survival; Right to Indemnification
                                 Not Affected by Knowledge                        30
                Section 10.2  Indemnification and Payment of Damages by Harvest   31
                Section 10.3  Indemnification and Payment of Damages by Harvest
                                 - Environmental Matters                          31
                Section 10.4  Indemnification and Payment of Damages by TRC       32
                Section 10.5  Indemnification and Payment of Damages by TRC
                                 - Environmental Matters                          32
                Section 10.6  Time Limitations                                    33
                Section 10.7  Procedure for Indemnification - Third Party Claims  33

ARTICLE XI    CONDITIONS TO THE EXCHANGE OF STOCK                                 34

                Section 11.1  Conditions Precedent to Performance by Harvest      34
                Section 11.2  Board and Stockholder Approval                      34
                11.2.1        Representations; True Representations and
                                  Covenants Performed                             34
                11.2.2        No Litigation Affecting Merger                      35
                11.2.3        Securities Laws                                     35
                11.2.4        Regulatory Compliance, Approvals and Consents       35
                11.2.5        Filings                                             35
                Section 11.3  Conditions Precedent to Performance by TRC          35
                11.3.1        Board and Stockholder Approval                      35
                11.3.2        Representations True and Covenants Performed        35
                11.3.3        No Litigation Affecting Merger                      35
                11.3.4        Securities Laws                                     36
                11.3.5        Regulatory Compliance, Approvals and Consents       36
                11.3.6        Filings                                             36

ARTICLE XII   NOTICES                                                             36

                Section 12.1  Notices                                             36
                Section 12.2  Change of Address                                   37

ARTICLE XIII  GENERAL                                                             37

                Section 13.1  Governing Law                                       37
                Section 13.2  Press Releases                                      37
                Section 13.3  Entire Agreement                                    37
                Section 13.4  Successors                                          37
                Section 13.5  Modification                                        37
                Section 13.6  Severability                                        38
                Section 13.7  Counterparts                                        38
                Section 13.8  Signatures by Facsimile                             38
                Section 13.9  Remedies of the Parties                             38
                Section 13.10 Arbitration                                         38
                Section 13.11 Attorney's Fees                                     38
                Section 13.12 Cooperation and Records Retention                   38

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                                    SCHEDULES
SCHEDULE 1        TANNER'S RESTAURANTS
SCHEDULE 2        STATEMENT OF RESOLUTION OF HARVEST SERIES C PREFERRED STOCK
SCHEDULE 1.2      BUSINESS TERMS  ----- N/A ----
SCHEDULE 1.2.1    FINANCING TERMS
SCHEDULE 1.2.1(A) LOAN TERMS (REVISED - HARTAN OPTION TO PUT TO TRC)
SCHEDULE 1.2.2    BOARD OF DIRECTORS
SCHEDULE 1.2.3    EMPLOYMENT AGREEMENTS
SCHEDULE 1.2.7    COMBINED FINANCIALS OF HARVEST AND TRC  ----- N/A -----
SCHEDULE 5.1      TRC DISCLOSURES
SCHEDULE 7.1      HARVEST DISCLOSURES

                            SHARE EXCHANGE AGREEMENT


     This SHARE EXCHANGE AGREEMENT is made and entered into as of this 9th day of July, 1998, between HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), and TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC"), referred to jointly as the ("Parties").

                                    RECITALS

     WHEREAS, TRC has approximately 4,110,000 issued and outstanding shares of common stock and warrants and options (all warrants and options to be converted into the 4,110,000 shares prior to the closing contemplated herein) ("TRC Common Stock"), and approximately 2,000 issued and outstanding shares of class A preferred stock ("TRC Class A Preferred Stock"), which represents all of the issued and outstanding capital stock of TRC;

     WHEREAS, the principal assets and business of TRC are the operation of approximately eleven (11) Tanner's restaurants and the franchise of two (2) Tanner's restaurants, which are described by name and location on Schedule "1" ("Tanner's Restaurant(s)");

     WHEREAS, Harvest is a public corporation which operates quick service restaurants under the name Harvest Rotisserie and Harvest Food Court which includes the brand names of Red Line Burgers and Old San Antonio Taco Factory;

     WHEREAS, on June 9, 1998, Harvest was notified by the NASDAQ Stock Market, Inc., that its continued listing on The Nasdaq Small Cap Market was subject to revocation for its failure to meet the net tangible assets/market capitalization/net income requirement as set forth in NASD Marketplace Rule 4310(c)(2) and for its failure to meet the minimum bid price requirements set forth in NASD Marketplace Rule 4310(c)(4). A hearing was set before the NASD on July 9, 1998 (the "NASD Hearing");

     WHEREAS, on May 7, 1998, the parties executed a letter of intent wherein the basic terms of the transactions described herein were agreed to and reduced to writing, subject to further negotiations;

     WHEREAS, this Agreement is entered into to, among other matters, rectify the deficiencies with NASDAQ Compliance;

     WHEREAS, it is understood and agreed that prior to the Effective Date (the "Effective Date"), the outstanding capital stock of Harvest, including shares issuable upon exercise of options and warrants, shall not exceed the following share amounts: 3,463,009 shares of Common Stock (the "Harvest Common Stock"), 635,892 shares of Series A Convertible Preferred Stock (the "Harvest Series A Preferred Stock"), 133 shares of Series B Convertible Preferred Stock (the "Harvest Series B Preferred Stock"), and 3,083,000 options or warrants for Common Stock, 1,923,400 warrants for Series A Convertible Preferred Stock shares upon exercise of all warrants and options, and 200,000 shares of Common Stock and 300,000 warrants to Sterling Capital and J.P. Carey at a strike price of $2.50 per share (the "Harvest Warrants and Options") (the Harvest Common Stock, Harvest Series A Preferred Stock and Harvest Series B Preferred Stock are sometimes collectively referred to herein as "Harvest Capital Stock"). Except to the extent of the number of Harvest Series B Preferred Stock issued in connection with the financing described in paragraph 1.2.1 below, to the extent that the number of actual outstanding shares of Harvest Capital Stock on the Effective Date exceeds the share amounts stated above, then the shares of Harvest Common Stock to be issued to the holders of TRC Common Stock as set forth above shall be adjusted pro rata to maintain the same ownership percentage;

     WHEREAS, the intended result of this Shareholder Exchange Agreement is for Harvest to issue 18,000,000 shares of Harvest Common Stock to TRC Shareholders in exchange for 100% of the issued and outstanding TRC Common Stock;

     WHEREAS, it is intended that the TRC convertible subordinated debenture to Rick Tanner (the "Rick Tanner Note") and the TRC Class A Preferred Stock shall be exchanged for a newly created series of preferred stock of Harvest (the "Harvest Series C Preferred Stock"). Harvest Series C Preferred Stock shall accrue dividends at the annual rate of 8%, and is convertible at the option of the holder at any time after six (6) months into shares of Harvest Common Stock at conversion rate of $2.50 for each share of Harvest Common Stock. Harvest Series C Preferred Stock may be redeemed at the option of Harvest after six (6) months after the Effective Date upon thirty (30) days written notice for $.01 per share if the closing price of Harvest's Common Stock on the NASDAQ SmallCap Market averages at least $3.50 per share for a period of twenty (20) consecutive trading days, if after notice to any Harvest Series C Preferred Stock holder, and such holder does not convert. Harvest Series C Preferred Stock shall have the rights, preferences, privileges and restrictions as are specified in the Statement of Resolution attached hereto as Schedule 2;

     WHEREAS, the Parties intend this transaction to qualify as a "tax-free reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and that TRC become a subsidiary of Harvest. The Parties believe that the value of Harvest stock to be received is equal to the value of the TRC stock to be surrendered in exchange therefor. No other consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Harvest for the stock of TRC in the merger;

     NOW, THEREFORE, in reliance upon the recitals set forth above, the parties agree as follows:


                                   ARTICLE I.
                     CONDITIONS TO OBLIGATION OF THE PARTIES

     Section 1.1 Conditions to Obligations. The obligation of the Parties under this Agreement to consummate the share exchange under this Agreement is contingent upon the completion of certain other transactions listed below and defined collectively as the "Contemplated Transactions." Each of the Parties shall use its best efforts to complete all of the Contemplated Transactions. If any of the Contemplated Transactions are not completed, then the Parties shall not be in default of their obligations under this Agreement and each party's sole remedy shall be the termination of this Agreement.

     Section 1.2 Contemplated Transactions. This Agreement contemplates that the following multiple transactions (collectively, the "Contemplated Transactions") be completed before or concurrently with the Closing of this transaction.

          1.2.1 Financing. A financing commitment of $6,000,000.00 plus additional sums, if a higher amount shall be required to maintain the listing of Harvest securities on the Nasdaq Stock Market, shall be obtained on or before the Nasdaq Hearing and is to be used approximately as follows:

               (a) $1,500,000.00 to the Harvest subsidiary described below for the development of up to five (5) Tanner's restaurants;

               (b)  $500,000.00 for the payoff of Harvest existing  obligations;
                    and

               (c)  the remainder for corporate purposes.

Such financing  shall be on terms equal to or better than the terms set forth on
Schedule 1.2.1 attached hereto and made a part hereof, and all other terms reasonably requested by TRC.

The monies to be provided in 1.2.1(a) shall be funded to a new, wholly-owned subsidiary of Harvest ("Harvest Subsidiary") within five (5) business days after the date of NASD Hearing of the continued listing of Harvest. The sums shall be funded for the express purposes described above in Section 1.2.1. Prior to the advancement of payment of any monies by the Harvest Subsidiary, (1) TRC shall franchise to the Harvest Subsidiary the right to own and operate up to five (5) Tanner's Restaurants on terms mutually agreeable; (2) Harvest and TRC shall enter into a development and management agreement, on terms mutually agreeable, for TRC to develop up to five (5) Tanner's Restaurants; and (3) Harvest and TRC shall enter into an option in favor of the Harvest Subsidiary to require TRC to purchase the developed Tanner's Restaurants, in the event that TRC, for any reason, does not consummate the closing set forth in this Agreement. The option shall be on terms mutually agreeable to the parties. The remainder of financing proceeds shall be available at Closing.

          1.2.2 Shareholder Approval of New Board of Directors. Harvest shall have shareholder approval of a new Harvest Board of Directors in compliance with all laws, which directors are set forth on Schedule 1.2.2. It is agreed and understood that election of new Directors is subject to closing of the transaction described in this Agreement.

          1.2.3 Employment Agreements. William Gallagher shall have executed a consulting agreement and Clyde Culp shall have executed an employment agreement with Harvest, the essential and principal terms of which are set out and attached hereto as Schedule 1.2.3 and made a part hereof.

          1.2.4 Continued Listing. The shares of Harvest Common Stock shall be approved for continued listing on The Nasdaq Stock Market at the NASD Hearing. Upon consummation of the transactions contemplated in this Agreement, the Harvest Common Stock shall be in compliance with all NASDAQ listing requirements.

          1.2.5 Settlement of Liabilities. Harvest shall obtain settlement agreements from all creditors with known, actual or contingent outstanding liabilities in excess of $10,000.00. The total amount of the settlement agreements shall be approximately $550,000.00, but not to exceed $700,000.00.

          1.2.6 Conversion of Series A Convertible Preferred Stock. Harvest shall have converted the Series A Convertible Preferred Stock to Common Stock.

          1.2.7 Combined Financials of Harvest and TRC. That the Combined Financials of Harvest and TRC are as set forth on Schedule 1.2.7 attached hereto and made a part hereof in accordance with generally accepted accounting principals and the Securities and Exchange Commission ("SEC") concurs.

                                  ARTICLE II.
                               FEASIBILITY PERIOD

     Section 2.1 Feasibility Study. Each party is granted the right to conduct a feasibility study of all of the existing and contingent assets and liabilities of the other party including a physical inspection of all leases, improvements, fixtures, mechanical equipment, personnel property, and other tangible and intangible assets ("Feasibility Study"). Each party shall have until August 9, 1998 to conduct such a Feasibility Study ("Feasibility Period"). During the Feasibility Period, either party, or their designated agents, may enter upon the leased or owned premises of the other party for such analyses, tests, and inspections which may be deemed necessary by either party. If either party determines, in their sole judgment, that the transaction is not desirable for any reason, then that party may, on written notice to the other party, on or before expiration of the Feasibility Period, terminate this Agreement without penalty or being in default of their obligations. If the written notice is not given to the other party on or before 5:00 p.m. Eastern Standard Time on the expiration date of the Feasibility Period, this right to terminate shall be deemed to have been waived by the party failing to give the notice.

     Section 2.2 Pre-Closing Documents to be Delivered. Each party shall deliver to the other party copies of the following within five (5) business days from the date of signature of this Agreement by all parties. Failure to deliver any of the listed documents is an independent reason for the other party to rightfully terminate this Agreement. If any one or more of the items described in Section 2.02 do not exist, the disclosing party shall advise the receiving party, in writing, to that effect.

          2.2.1 Financial Statements. Copies of financial statements as set forth in Sections 5.1.19 and 7.1.19. This includes monthly sales and tax reports for the period commencing January 1, 1998, through the calendar month immediately preceding the date of submittal of the same.

          2.2.2 Asset List. A detail of inventory of all equipment, furnishings, fixtures, and inventories as of April 19, 1998.

          2.2.3 Leases. All leases of real or personal property and any documents pertaining to such leases in the disclosing parties' possession.

          2.2.4 Contracts. Copies of all contracts and warranties and related documents including service, maintenance, management, employment, or other agreements, including loan agreements which affect the disclosing party or its assets. If such exist, all documents, notices, or citations indicating a default or breach by the disclosing party of any contract in which the disclosing party is a party.

          2.2.5 Certificates. Certificates of all fire, hazard, liability, and other insurance policies maintained by the disclosing party.

          2.2.6 Taxes. The most recent real estate and personal property tax statements regarding the disclosing party's property along with the disclosing party's federal income tax returns for the last two (2) years and proof of payment of all sales and payroll taxes.

          2.2.7 Litigation. If such exists, all notices, citations, or other documents evidencing actions, suits or proceedings pending or threatened or asserted against the disclosing party, at law or in equity, before any state, federal, county, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, whether domestic or foreign.

          2.2.8 Violations. If such exists, all documents, notices, or citations indicating a violation by the disclosing party of zoning, building, fire, or similar law, ordinance, code, order, regulation or restriction claimed by any applicable governmental authority.

          2.2.9 Organizational Documents. All currently effective organizational
documents  and  other  records  of  the  disclosing  party  including,   without
limitation, articles, by-laws, a list of directors, minutes, and stock ledger.


                                  ARTICLE III.
                                   THE CLOSING

     Section 3.1 Closing.

          3.1.1 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., First Union Plaza, Suite 1400, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 at 10:00 a.m., local time, on a date to be designated by Harvest (the "Closing Date") which shall be no later than the 5th business day after the later to occur of (i) the expiration of the Feasibility Period, (ii) obtaining approval from Harvest stockholders and its Board of Directors as required in Section 10.2.1, provided, however, in no event later than December 31, 1998. Prior to, or concurrent with the Closing, the Articles of Share Exchange or any such other documents as may be required to be filed to effect the merger shall be filed with the appropriate offices of any Secretary of State and the merger shall thereby become effective.

          3.1.2 Actions of Harvest at Closing. At the Closing, Harvest shall deliver to TRC the following:

               3.1.2.1 Resignations. Harvest shall deliver to TRC the written and executed resignations of the directors of Harvest and any such executed employment agreements, dated as of the Effective Date, as called for in this Agreement.

               3.1.2.2 Certificate of Harvest. Harvest shall deliver to TRC a certificate which shall be dated as of Closing and which shall be signed by Harvest's Chief Executive Officer certifying (i) the authority of Harvest to enter into and consummate the transactions contemplated by this Agreement (along with a copy of the proxy sent to each shareholder and a copy of the shareholder vote); (ii) the authority of the officers of Harvest to execute and deliver any document contemplated by this Agreement on behalf of Harvest; (iii) that the representations and warranties of Harvest obtained herein were correct and true when made and are correct and true as of the date of Closing (except to the extent that any representation or warranty of Harvest specifically relates to an earlier date); and (iv) that each and every covenant and agreement of Harvest contained in the Agreement to be performed by Harvest on or prior to Closing has been performed by Harvest.

               3.1.2.3 Corporation Resolutions. Harvest shall deliver to TRC certified copies of the resolutions of the Board of Directors of Harvest authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated herein.

               3.1.2.4 Exchange of Shares. Harvest shall deliver all shares contemplated by Section 4.01.

          3.1.3 Actions of TRC at Closing. At the Closing, TRC shall deliver to Harvest the following:

               3.1.3.1 Resignations. TRC shall deliver to Harvest the written and executed resignations of such directors of TRC and such executed employment agreements, dated as of the Effective Date, as called for in this Agreement.

               3.1.3.2 Certificate of TRC. TRC shall deliver to Harvest a Certificate, which shall be dated as of Closing and which shall be signed by TRC's Chief Executive Officer certifying (i) the authority of TRC to enter into and consummate the transactions contemplated by this Agreement; (ii) the authority of the officers of TRC to execute and deliver any document contemplated by this Agreement on behalf of TRC; (iii) that the representations and warranties of TRC obtained herein were correct and true when made and are correct and true as of the date of Closing (except to the extent that any representation or warranty of TRC specifically relates to an earlier date); and
(iv) that each and every covenant and agreement of TRC contained in the Agreement to be performed by TRC on or prior to Closing has been performed by TRC.

               3.1.3.3 Corporation Resolutions. TRC shall deliver to Harvest certified copies of the resolutions of the Board of Directors of TRC and the shareholder approval of TRC authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated herein.

          3.1.4 Effective Date. The date on which the Exchange of Shares occurs and becomes effective is hereinafter called the "Effective Date." The Effective Date shall be the date of the filing of the Articles of Share Exchange with any state Secretary of State that is required for the exchange of shares to lawfully occur. The parties shall cause all such documents and instruments to be filed with the appropriate state Secretaries of State as promptly as practicable upon satisfaction of the conditions described herein.


                                  ARTICLE IV.
                               EXCHANGE OF SHARES

     Section 4.1 Exchange of Shares. Upon the Effective Date, by virtue of this Agreement, each of the following shall be deemed to occur contemporaneously:

          4.1.1 Exchange of TRC Common Stock. As of the Effective Date, all shares of TRC Common Stock that are outstanding shall be converted into the right to receive a total of 18,000,000 fully paid and non-assessable shares of Harvest Common Stock (or such higher adjusted amount as provided for in the recitals, equally among all issued and outstanding shares of TRC Common Stock unless ratably reduced pursuant to a reverse split of Harvest Common Stock.

          4.1.2 Exchange of Rick Tanner Note and TRC Class A Preferred Stock. The Rick Tanner Note, valued in an amount of approximately $3,700,000.00, and the TRC Class A Preferred Stock, valued in an amount of $3,525,000.00, along with the Employment Agreement of Rick Tanner, shall be exchanged for 722,500 shares of Harvest Series C Preferred Stock at a value of $10.00 per share in accordance with the provisions of Section 4.2, unless ratably reduced pursuant to a reverse split of Harvest Common Stock.

     Section 4.2 Exchange Procedure.

          4.2.1 TRC Common Stock. Unless surrendered to Harvest for exchange at the Closing, as soon as practical after the Effective Date, the holder of each share of TRC Common Stock exchanged pursuant to Section 4.1 shall surrender to Harvest the certificate for such shares. Following the receipt of the TRC Common Stock certificate, Harvest shall cause its transfer agent to issue, or Harvest itself shall issue, to each surrendering holder a certificate representing the number of shares of Harvest Common Stock into which such TRC Common Stock shall have been converted. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Date, represented TRC Common Stock shall, following the Effective Date, be deemed for all purposes to evidence ownership of the number of shares of Harvest Common Stock into which such shares of TRC Common Stock have been converted.

          4.2.2 TRC Class A Preferred Stock. Unless surrendered to Harvest for exchange at the Closing, as soon as practical after the Effective Date, the holder of each share of TRC Class A Preferred Stock exchanged pursuant to
Section 4.1.2 shall surrender to Harvest the certificate for such shares for cancellation. Following the receipt of the TRC Class A Preferred Stock certificate, Harvest will issue to each surrendering holder a certificate represented the number of shares of Harvest Series C Preferred Stock into which such TRC Class C Preferred Stock shall have been converted. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Date, representing TRC Class A Preferred Stock shall, following the Effective Date, be deemed for all purposes to evidence ownership of the number of shares of Harvest Series C Preferred Stock into which such shares of TRC Class A Preferred Stock have been converted.

     Section 4.3 Appraisal Rights. Notwithstanding anything to the contrary contained in this Agreement, dissenting shares (as defined under Georgia law) of TRC shall not be canceled or converted into Harvest Common Stock unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost his right to seek payment of the fair value of his shares under applicable law. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Dissenting Shares shall thereupon be deemed to have been exchanged into, at the Effective Date, Harvest Common Stock, as set forth in this Article. Any payments made in respect of Dissenting Shares shall be made by TRC, out of funds other than those provided hereunder.


                                   ARTICLE V.
                       TRC REPRESENTATIONS AND WARRANTIES

     Section 5.1 TRC's Representations and Warranties. TRC makes the following representations and warranties to Harvest as a material inducement for Harvest to enter into this Agreement subject only to such disclaimers as disclosures and exceptions as are expressly set forth in the attachments hereto. These representations and warranties are limited to the best actual knowledge of TRC Directors and officers. Further, immaterial breaches of these representations and warranties are specifically agreed to not comprise actionable breaches. All of TRC warranties and representations herein are modified to the extent needed to take into account TRC disclosures set forth or identified in the attachment hereto entitled Schedule 5.1 -- TRC Disclosures, and made a part hereof.

          5.1.1 Capitalization.

               5.1.1.1 Authorized Stock. The authorized capital stock of TRC consists of 100,000,000 shares of TRC Common Stock, no par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share, of which 2,000 shares have been designated as Class A.

               5.1.1.2 Issued Capital Stock. There are 4,110,000 shares of TRC Common Stock issued and outstanding, and or warrants and 2,000 shares of TRC Class A Preferred Stock, all of which are owned beneficially and of record by the listed shareholders. All such issued and outstanding shares of TRC capital stock duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any contract, agreement or commitment binding upon TRC or any preemptive rights or rights of first refusal, and were issued in compliance with all of its charter documents and applicable law.

          5.1.2 Organization Standing and Power. TRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is qualified to do business where the failure to be so qualified would materially and adversely affect its condition, properties, assets or operations. TRC has all requisite corporate power and authority to enter into and perform and consummate the transactions contemplated by this Agreement. The copies of the charter documents of TRC and all amendments thereto and of its bylaws as amended to date which have heretofore been furnished or delivered to Harvest are correct and complete.

          5.1.3 Subsidiaries. TRC has no subsidiaries other than those set forth on Schedule 5.1.

          5.1.4 Title to Assets. TRC has good, valid and indefeasible title to its assets, free and clear of all security interests, mortgages, liens, encumbrances, title retention or security agreements, claims, restrictions, leases, options, rights of first offer or first refusal, confidentiality or secrecy agreements, non-competition agreements, defects of title or other encumbrances, or rights of others, other than those set forth on Schedule 5.1. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not constitute a violation of, nor be in conflict with, nor constitute a default, under any terms or provisions of any contract, lease, mortgage, indenture, or any other document whatsoever to which TRC may be a party or to which TRC may be bound on each Closing Date.

          5.1.5 Other Relationships. No affiliate, director, officer, principal executive, or employee of, or consultant to TRC owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, relating to or affecting TRC other than those set forth on Schedule 5.1.

          5.1.6 Other Transactions. No affiliate, director, officer, principal executive or employee of TRC, has, directly or indirectly, engaged in any transaction with TRC outside of the ordinary course of business.

          5.1.7 Undisclosed Liabilities. Prior to expiration of the Feasibility Period, TRC has provided to Harvest a listing of its liabilities, at Schedule 5.1, except as and to the extent reflected or disclosed (or adequately reserved for or against) in the financial statements, or except as specifically provided by this Agreement, TRC has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to, liabilities or obligations on account of known fraud by any merchant, customer, taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, workmen's compensation claims, or pension plan obligations, and there is no known basis for the assertion against TRC.

          5.1.8 Absence of Certain Changes or Events. The business of TRC has been operated only in the usual and ordinary course of business and there has not been any occurrence, event or condition outside of the ordinary course of business.

          5.1.9 Condition of Assets. The assets of TRC are in good operating condition for the purposes of conducting the business of TRC on the Effective Date as such business has been or is being conducted. TRC has good and marketable title to all of the Assets subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, security interest, or charge of any nature whatsoever, except as herein provided.

          5.1.10 Compliance With Law. TRC has complied and is in compliance with all applicable zoning decisions and has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions. TRC has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning bodies necessary to carry on the business and maintain the assets of TRC, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement. There is no order issued, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to TRC. TRC has valid business licenses to carry on its operations.

          5.1.11 Contracts. All of TRC's contracts, agreements, customer and supplier purchase order and other commitments are legal, valid and binding and in full force and effect, and there are no defaults thereunder. None of the rights of TRC thereunder shall be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of TRC thereunder shall be enforceable by Harvest after the Merger without the consent or agreement of any other party except for the agreements specifically listed in attachments hereto, which contracts require consent to assignment. Copies of all such contracts have heretofore been delivered to Harvest by TRC and are true and complete and include all amendments and supplements thereto and modifications thereof.

          5.1.12 Permits, Licenses, Consents. TRC has all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders necessary to conduct its business and to operate its properties and assets, and such leases, licenses, permits, consents, approvals, authorizations, qualifications and orders are in full force and effect. No notification to or approval of any governmental agency is required for all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders to remain in full force and effect after the Closing. No violations exist or have been recorded in respect of any governmental lease, license, permit, consent, approval authorization, qualification or order of TRC. No proceeding is pending or, to the best of TRC's knowledge, threatened looking toward the revocation or limitation of any such governmental lease, license, permit, consent, approval, authorization, qualification or order and there is no basis or grounds for any such revocation or limitation. TRC has complied in all material respects with all present and, to the best of TRC's knowledge, enacted, but not yet effective, federal, state and local laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to any of its properties or applicable to its business.

          5.1.13 Absence of Defaults. TRC is not nor is it alleged to be, in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation. No other party to any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation to which TRC is party is in default thereunder or in breach of any term or provision thereof. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation.

          5.1.14 Litigation. There is (i) no suit, action or claim, (ii) no investigation or inquiry by any administrative agency or governmental body, and
(iii) no legal, administrative or arbitration proceeding pending or, to the best of TRC's knowledge, threatened against TRC or any of the properties, assets, business or prospects of TRC or to which TRC is or might become a party, and to the best of TRC's knowledge, there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding, including but not limited to, labor, equal employment opportunity, safety and health, environmental and antitrust laws. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting or relating to TRC.

          5.1.15 No Breach or Violation of Law. The execution and delivery of this Agreement by TRC and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in the breach of any of the terms or conditions of, or constitute a default under, or result in the acceleration of any obligation under, or require any consent, approval or notice under, the charter documents or the bylaws, or any resolution of TRC or any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, pledge agreement, note, bond, license or other instrument or obligation to which TRC is now a party or by which TRC or any of the properties or assets of TRC may be bound or affected, or (ii) violate any law, or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body.

          5.1.16 Validity and Authorization. This Agreement has been duly authorized by all necessary corporate and shareholder action and duly and validly executed and delivered by TRC and is legally binding on TRC in accordance with its terms.

          5.1.17 Completeness; No Misrepresentations. The copies of all instruments, agreements, and written information, including without limitation the Schedules hereto, delivered pursuant to this Agreement or otherwise furnished or made available to Harvest by TRC, or any representatives of either of them are complete and correct as of the date hereof. The representations and warranties made by TRC in this Agreement or in any Schedule or other document furnished in connection with this Agreement do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. The fact that Harvest and its representatives have conducted an investigation of TRC prior to the execution of this Agreement shall not affect the representations and warranties contained in this Article or the extent of the obligations or liabilities of TRC in the event of a breach of any such representation or warranty.

          5.1.18 Tax Matters. TRC has duly and timely filed all returns with respect to any taxes required to be filed by it or for which it may be held responsible, and has paid, or will pay on a timely basis, all taxes shown to be due and payable on such returns, all deficiencies and assessments of taxes, notice of which has been received by it, and all other taxes payable by it. TRC is not aware of any basis upon which any assessment for a material amount of additional taxes could be made.

          5.1.19 Financial Statements. It is understood that TRC's financial statements are not audited unless indicated as such on the delivered financial documents. The year-end financial statements and interim financial statements delivered by TRC to Harvest have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of TRC as of December 28, 1997, and as of April 19, 1998, respectively, and the statement of income presents fairly the results of operations and changes in financial position of TRC for the periods ended December 28, 1997, and April 19, 1998, respectively, and sales reports for the period commencing January 1, 1998, through the calendar month immediately preceding the date of submittal of the same, all in conformity with generally accepted accounting principles applied on a basis consistent with that of prior periods, except that the interim financial statements are not audited and do not contain footnotes and are subject to audit adjustments.

          5.1.20 Full Disclosure. TRC has disclosed to Harvest all material facts relating to TRC and its operations and has not knowingly omitted to disclose to Harvest any material fact relating to TRC, or its operations necessary to make the statements made herein not misleading.

          5.1.21 Absence of Certain  Changes and Events.  Except as set forth in
Schedule 5.1 hereto, since the date of the interim financial statements there has not been:

               (i) Any material adverse change in the financial condition, results of operation, assets, liabilities or prospects of TRC, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change;

               (ii) Any transaction relating to or involving TRC, or the assets of TRC which was entered into or carried out by TRC other than for fair consideration in the ordinary course of business;

               (iii) Any change by TRC in its accounting or tax practices or procedures;

               (iv) Any incurrence of any liability, other than liabilities incurred in the ordinary course of business consistent with past practices;

               (v) Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of its properties (whether leased or owned), or the assets of TRC, other than sales, leases, or dispositions of goods, materials, or equipment in the ordinary course of business or as contemplated by this Agreement;

               (vi) Any event permitting any of the assets or the properties of TRC (whether leased or owned) to be subjected to any pledge, encumbrance, security interest, lien, charge, or claim of any kind whatsoever (direct or indirect) (collectively, "Liens");

               (vii) Any increase in compensation or any adoption of, or increase in, any bonus, incentive compensation, pension, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan, payment or arrangement to, for, or with any employee of TRC;

               (viii) Any payment or distribution of any bonus to, or cancellation of indebtedness owing from, or incurring of any liability relating to any employees, consultants, directors, officers, or agents, or any persons related thereto;

               (ix) Any notice (written or unwritten) from any employee of TRC that such employee has terminated, or intends to terminate, such employee's employment with TRC;

               (x) Any adverse relationship or condition with suppliers or vendors that may have an adverse effect on TRC;

               (xi) Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had an adverse effect on TRC, the properties (whether leased or owned), or any such event which could be expected to have an adverse effect on TRC, the properties (whether leased or owned), or the assets of TRC;

               (xii) Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any contract, agreement, license, or other instrument to which TRC is a party and relating to or affecting TRC other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business;

               (xiii) Any discharge or satisfaction of any lien or payment of any liabilities, other than in the ordinary course of business;

               (xiv) Any waiver of any rights of substantial value by TRC, other than waivers having no material adverse effect on TRC;

               (xv) Any issuance of equity securities of TRC or any issuance of warrants, calls, options or other rights calling for the issuance, sale, or delivery of TRC's equity securities;

               (xvi) Any declaration of any dividend or any distribution of any shares of its capital stock, or redemption, purchase, or other acquisition of any shares of its capital stock or any grant of an option, warrant, or other right to purchase or acquire any such shares;

               (xvii) Any amendment, or agreement to amend, TRC's Articles of Incorporation or Bylaws, or any merger or consolidation with, or any agreement to merge or consolidate with, any other corporation, partnership, limited liability company or any other entity;

               (xviii) Any reduction, or agreement to reduce, the cash or short-term investments of TRC, other than to meet cash needs arising in the ordinary course of business;

               (xix) Any work interruptions, labor grievances or claims filed, proposed law or regulation or any event of any character, materially adversely affecting future prospects of TRC;

               (xx) Any revaluation by TRC of any of its assets;

               (xxi) Any loan by TRC to any person or entity, or any guaranty by TRC of any loan; or

               (xxii) Any other event or condition of any character which materially adversely affects, or reasonably may be expected to so affect, the assets of TRC or the properties (whether leased or owned) of TRC.

          5.1.22 Taxes.

               (i) Definitions. For purposes of this Agreement:

               (a) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and
               (C) any liability for the payment of amounts described in clauses
               (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

               (b) the term "Returns" means all returns, declarations, reports, statements, claims for refund and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

               (ii) TRC has properly completed and filed on a timely basis (including extensions) and in correct form all Returns required to be filed on or prior to the Closing. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of TRC or any other information required to be shown thereon. In particular, the foregoing Returns are not subject to unpaid penalties under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code"), relating to accuracy-related penalties (or any corresponding provision of state, local or foreign Tax law) or any other unpaid penalties.

               (iii) With respect to all amounts in respect of Taxes imposed upon TRC, or for which TRC is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods ending on or before the Closing and portions of periods commencing before the Closing and ending after the Closing, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by TRC to taxing authorities or others on or before the Closing have been paid, and all such amounts required to be paid by TRC to taxing authorities or others after the Closing which have not been paid are reflected on the financial statements of TRC.

               (iv) No notices raising tax issues have been received by TRC from any taxing authority in connection with any of the Returns. No extensions or waivers of statutes of limitations with respect to the Returns have been given by or requested from TRC. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of TRC, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of TRC.

               (v) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of TRC.

               (vi) TRC is not a party to or bound by (nor will TRC become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement.

               (vii) TRC has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

               (viii) TRC has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

               (ix) None of the assets of TRC directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

               (x) None of the assets of TRC is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (xi) TRC has not made and will not make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code.

               (xii) TRC has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise.

               (xiii) TRC is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

               (xiv) TRC's book basis of each of its assets is reflected in its financial statements.

               (xv) All elections with respect to Taxes made during the fiscal years ended December 31, 1996, December 31, 1996 and December 31, 1997 are reflected on the Returns for such periods, copies of which have been provided to Harvest.

          5.1.23 Intellectual Property.

               (i) TRC and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of TRC. Each item of Intellectual Property owned or used by any of TRC and its subsidiaries immediately prior to the closing hereunder will be owned or available for use by TRC, its subsidiaries, or its subsidiaries on identical terms and conditions immediately subsequent to the closing hereunder. Each of TRC and its subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

               (ii)  None of TRC  and  its  subsidiaries  has  interfered  with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of TRC shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of TRC and its subsidiaries must license or refrain from using any
          Intellectual  Property  rights  of  any  third  party).  TRC  and  the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of TRC and its subsidiaries.

               (iii) Schedule 5.1 identifies each patent or registration which has been issued to any of TRC and its subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of TRC and its subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of TRC and its subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). TRC has delivered to Harvest correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permission (as amended to date) and has made available to Harvest correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 5.1 also identifies each trade name or unregistered trademark used by any of TRC and its subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 5.1:

               (a) TRC and its subsidiaries possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (b) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (c) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (d) none of TRC and its subsidiaries has ever agreed to indemnify
               any  person  for  or  against  any  interference,   infringement,
               misappropriation, or other conflict with respect to the item.

               (iv) Schedule 5.1 identifies each item of Intellectual Property that any third party owns and that any of TRC and its subsidiaries uses pursuant to license, sublicense, agreement, or permission. TRC has delivered to Harvest correct and complete copies of all such licenses, sublicenses, agreements, and permission (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 5.1:

               (a) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect.

               (b) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above);

               (c) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default or permit termination, modification, or acceleration thereunder;

               (d) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (e) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (f) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (g) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending and the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (h) none of TRC and its subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               (v) None of TRC and the directors and officers (and employees with responsibility for Intellectual Property matters) of TRC and its subsidiaries has any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of TRC and its subsidiaries.

          5.1.24 Books and Records. The books and records of TRC to which Harvest and their accountants and attorneys have been given access are the true books and records of TRC and truly and fairly reflect the underlying facts and transactions in all respects.

          5.1.25 Leased Properties. The Financial Statements and Schedule 5.1 hereto together list all personal property (including equipment leases) and real property leased by TRC in connection with the business (the "Leased Properties") and the aggregate annual rent or other fees payable under all such leases. TRC has a valid leasehold or ownership interest in all of the Leased Properties, free and clear of any liens. The negotiation and consummation of this Agreement and the transactions contemplated hereby will not result in any penalties, the acceleration of payments or the termination of any lease of Leased Properties.

          5.1.26 Employees and Employee Benefit Plans.

               5.1.26.1 Other than as set forth in Schedule 5.1 hereto, TRC is not a party to any pension, profit sharing, savings, retirement or other deferred compensation plan, or any bonus (whether payable in cash or stock) or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan or other employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. TRC is not a party to, nor has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               5.1.26.2 With respect to each such plan set forth in Schedule 5.1 (a "Plan"), TRC has furnished to Harvest or their counsel complete and accurate copies of the Plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications). With respect to each Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, TRC has prepared in good faith and timely filed all requisite governmental reports and has properly and timely posted, or distributed all notices and reports to employees required to be filed, posted, or distributed with respect to each Plan. Each Plan has at all times been properly and completely funded by TRC and has been operated and administered in all respects in accordance with its terms and all applicable laws, including, but not limited to, ERISA and the Code.

               5.1.26.3 All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.1 hereof. Except as disclosed on Schedule 5.1, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries have been timely filed and distributed, and copies thereof are included as part of Schedule 5.1 hereof. TRC further represents that:

               (a) there have been no terminations, partial terminations, or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (b) no such plan listed in Schedule 5.1, subject to the provisions of Title IV of ERISA has been terminated;

               (c) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 5.1; and

               (d) TRC has not incurred any liability under Section 4062 of ERISA.

               5.1.26.4 TRC has not made any oral or written communications to its current or former employees that guarantee current or former employees continuation of employer-provided benefits or retirement coverage under TRC's welfare benefit plans or which would have any effect on TRC's ability to terminate retiree or any other benefits to all current or former employees.

               5.1.26.5 TRC has not violated any of the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 applicable to its Employees prior to the Closing or any prior actions of or transactions entered into by TRC.

          5.1.27 Compensation. TRC has delivered to Harvest an accurate schedule, attached to this Agreement as Schedule 5.1, showing all officers, directors, and key employees of TRC and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation, respectively) of the directors, officers, and key employees.

          5.1.28 Insurance. TRC maintains policies of insurance covering the assets of TRC, properties, and business in types and amounts as set forth in
Schedule 5.1. TRC is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated and TRC has not received any written notice of cancellation of any such policies. Schedule 5.1 lists and describes all TRC insurance policies in effect immediately prior to the time of Closing. Such policies are with reputable insurers and are in amounts sufficient for the prudent protection of the properties and the Business of TRC.

          5.1.29 Full Disclosure. TRC has disclosed to all material facts relating to TRC and its operations and has not knowingly omitted to disclose to Harvest any material fact relating to TRC, or its operations necessary to make the statements made herein not misleading.


                                  ARTICLE VI.
                                 TRC's COVENANTS

     Section 6.1 Continuation of Business. TRC covenants and agrees with Harvest as follows, between the date hereof and the Effective Date, unless otherwise consented to in writing by Harvest or as provided for by this Agreement, (i) it shall conduct its affairs solely in the ordinary course of business consistent with past practice and shall not materially change its policies and practices;
(ii) shall not issue or cause to be issued by TRC any capital stock or security convertible into capital stock, except pursuant to outstanding warrants, convertible preferred stock, stock options and convertible debentures, or grant any options or rights to acquire capital stock, or otherwise alter TRC's capital structure; (iii) shall not repurchase any of its securities or pay any dividend or make any distribution with respect to its securities other than normal cash dividends; (iv) shall not enter into any contract or arrangement other than in the ordinary course of business; and (v) shall not amend its charter documents or bylaws.

     Section 6.2 No Solicitation. Unless and until the Effective Date occurs, TRC shall not (i) solicit any offer to acquire all or any part of TRC's business, assets or other properties or capital stock, whether by merger, purchase of assets, tender offer or otherwise or (ii) except as required by law, disclose, directly or indirectly, any information not customarily disclosed to any person or entity concerning TRC's business or properties, afford to any other person or entity access to TRC's properties, books or records or otherwise assist or encourage any person or entity in connection with any of the foregoing.

                                  ARTICLE VII.
                    HARVEST'S REPRESENTATIONS AND WARRANTIES

     Section 7.1 Harvest's Representations and Warranties. Harvest makes the following representations and warranties to TRC as a material inducement for TRC to enter into this Agreement subject only to such disclaimers as disclosures and exceptions as are expressly set forth in the attachments hereto. These representations and warranties are limited to the best actual knowledge of Harvest Directors and officers. Further, immaterial breaches of these representations and warranties are specifically agreed to not comprise actionable breaches. All of Harvest's warranties and representations herein are modified to the extent needed to take into account Harvest's disclosures set forth or identified in the attachment hereto entitled Schedule 7.1 -- Harvest Disclosures and made a part thereof.

          7.1.1 Capitalization.

               7.1.1.1 Authorized Stock. The authorized capital stock of Harvest consists of 20,000,000 shares of Harvest Common Stock, $0.01 par value per share, and by Closing shall be 100,000,000 shares of Harvest Common Stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share, of which 3,000,000 shares have been designated as Series A Preferred Stock and 1,000 shares have been designated as Series B Preferred Stock.

               7.1.1.2 Issued Common Stock.  There are 3,463,009  (18,000,000 to
be issued in this transaction) shares of Harvest Common Stock issued and outstanding. All such issued and outstanding shares of Harvest Common Stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any contract, agreement or commitment binding upon Harvest or any preemptive rights or rights of first refusal, and were issued in compliance with all of its charter documents and applicable law.

               7.1.1.3 Issued Preferred Stock. There are 635,892 shares of Harvest Series A Preferred Stock and 133 shares of Harvest Series B Preferred Stock issued and outstanding. All such issued and outstanding shares of Harvest Preferred Stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of the terms of any contract, agreement or commitment binding upon Harvest or any preemptive rights or rights of first refusal, and were issued in compliance with all of its charter documents and applicable law.

          7.1.2 Organization Standing and Power. Harvest is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business where the failure to be so qualified would materially and adversely affect its condition, properties, assets or operations. Harvest has all requisite corporate power and authority to enter into and perform and consummate the transactions contemplated by this Agreement. The copies of the charter documents of Harvest and all amendments thereto and of its bylaws as amended to date which have heretofore been furnished or delivered to the TRC are correct and complete.

          7.1.3 Subsidiaries. Harvest has no subsidiaries other than those listed on Schedule 7.1.

          7.1.4 Title to Assets. Harvest has good, valid and indefeasible title to its assets, free and clear of all security interests, mortgages, liens, encumbrances, title retention or security agreements, claims, restrictions, leases, options, rights of first offer or first refusal, confidentiality or secrecy agreements, non-competition agreements, defects of title or other encumbrances of rights of others. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not constitute a violation of, nor be in conflict with, nor constitute a default, under any terms or provisions of any contract, lease, mortgage, indenture, or any other document whatsoever to which Harvest may be a party or to which Harvest may be bound on each Closing Date.

          7.1.5 Other Relationships. No affiliate, director, officer, principal executive, or employee of or consultant to Harvest owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible relating to or affecting Harvest.

          7.1.6 Other Transactions. No affiliate, director, officer, principal executive or employee of Harvest, has, directly or indirectly, engaged in any transaction with Harvest outside of the ordinary course of business.

          7.1.7 Undisclosed Liabilities. Prior to expiration of the Feasibility Period, Harvest has provided to TRC a listing of its liabilities, at Schedule 7.1, except as and to the extent reflected or disclosed (or adequately reserved for or against) in the financial statements, or except as specifically provided by this Agreement, Harvest has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to, liabilities or obligations on account of known fraud by any merchant customer, taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, workmen's compensation claims, or pension plan obligations and there is no known basis for the assertion against Harvest.

          7.1.8 Absence of Certain Changes, or Events. The business of Harvest has been operated only in the usual and ordinary course of business and there has not been any occurrence, event or condition outside of the ordinary course of business.

          7.1.9 Condition of Assets. The assets of Harvest are in good operating condition for the purposes of conducting the business of Harvest on the Effective Date as such business has been or is being conducted. Harvest has good and marketable title to all of its assets subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, security interest, encumbrance, or charge of any nature whatsoever, except as herein provided.

          7.1.10 Compliance With Law. Harvest has complied and is in compliance with all applicable zoning decisions and has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions. Harvest has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning bodies necessary to carry on the business and maintain the assets of Harvest, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement. There is no order issued, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to Harvest. Harvest has valid business licenses to carry on its operations.

          7.1.11 Contracts and Commitments. All of Harvest's contracts, agreements, customer and supplier purchase order and other commitments are legal, valid and binding and in full force and effect, and there are no defaults thereunder. None of the rights of Harvest thereunder shall be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of Harvest thereunder shall be enforceable by TRC after the Merger without the consent or agreement of any other party except for the agreements specifically listed in attachments hereto, which contracts require consent to assignment. Copies of all such contracts have heretofore been delivered to TRC by Harvest and are true and complete and include all amendments and supplements thereto and modifications thereof.

          7.1.12 Permits, Licenses, Consents. Harvest has all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders necessary to conduct its business and to operate its properties and assets, and such leases, licenses, permits, consents, approvals, authorizations, qualifications and orders are in full force and effect. No notification to or approval of any governmental agency is required for all governmental leases, licenses, permits, consents, approvals, authorizations, qualifications and orders to remain in full force and effect after the Closing. No violations exist or have been recorded in respect of any governmental lease, license, permit, consent, approval, authorization, qualification or order of Harvest. No proceeding is pending or, to the best of Harvest's knowledge, threatened, looking toward the revocation or limitation of any such governmental lease, license, permit, consent, approval, authorization, qualification or order and there is no basis or grounds for any such revocation or limitations Harvest has complied in all material respects with all present and, to the best of Harvest's knowledge, enacted but not yet effective, federal state and local laws, rules, regulations, ordinances, codes, orders, licenses and permits relating to any of its properties or applicable to its business.

          7.1.13 Absence of Defaults. Except as provided in the attached disclosures, Harvest is not nor is it alleged to be, in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation. No other party to any contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation to which Harvest is party is in default thereunder or in breach of any term or provision thereof. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or fiduciary or other obligation.

          7.1.14 Litigation. Except as provided in the attached disclosures, there is (i) no suit, action or claim, (ii) no investigation or inquiry by any administrative agency or governmental body, and (iii) no legal, administrative or arbitration proceeding pending or, to the best of Harvest's knowledge, threatened against Harvest or any of the properties, assets, business or prospects of Harvest or to which Harvest is or might become a party, and to the best of Harvest's knowledge, there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding, including but not limited to, labor, equal employment opportunity, safety, health, environmental and antitrust laws. There is no outstanding order, writ, injunction or decree of any court, administrative agency or governmental body or arbitration tribunal against or affecting or relating to Harvest.

          7.1.15 No Breach or Violation of Law. The execution and delivery of this Agreement by Harvest and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in the breach of any of the terms or conditions of or constitute a default under, or result in the acceleration of any obligation under, or require any consent, approval or notice under, the charter documents or the bylaws or any resolution of Harvest or any contract, agreement, commitment, indenture, mortgage, deed of trust, lease, pledge agreement, note, bond, license or other instrument or obligation to which Harvest is now a party or by which Harvest or any of the properties or assets of Harvest may be bound or affected, or (ii) violate any law, or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body.

          7.1.16 Validity and Authorization. This Agreement has been duly authorized by all necessary corporate action and upon approval of Harvest shareholders is duly and validly executed and delivered by Harvest and is legally binding on Harvest in accordance with its terms.

          7.1.17 Completeness: No Misrepresentations. The copies of all instruments, agreements, and written information, including without limitation the Schedules hereto, delivered pursuant to this Agreement or otherwise furnished or made available to TRC by Harvest, or any representatives of either of them are complete and correct as of the date hereof. The representations and warranties made by Harvest in this Agreement or in any Schedule or other document furnished in connection with this Agreement do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. The fact that TRC and its representatives have conducted an investigation of Harvest prior to the execution of this Agreement shall not affect the representations and warranties contained in this Article VII or the extent of the obligations or liabilities of Harvest in the event of a breach of any such representation or warranty.

          7.1.18 Tax Matters. Harvest has duly and timely filed all returns with respect to any taxes required to be filed by it or for which it may be held responsible, and has paid, or will pay on a timely basis, all taxes shown to be due and payable on such returns, all deficiencies and assessments of taxes, notice of which has been received by it, and all other taxes payable by it. Harvest is not aware of any basis upon which any assessment for a material amount of additional taxes could be made.

          7.1.19 Financial Statements. It is understood that Harvest's financial statements are not audited unless indicated as such on the delivered financial documents. The year-end financial statements and interim financial statements delivered by Harvest to TRC have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of Harvest as of December 28, 1997, and as of April 19, 1998, respectively, and the statement of income presents fairly the results of operations and changes in financial position of Harvest for the periods ended December 28, 1997, and April 19, 1998, respectively, and sales reports for the period commencing January 1, 1998, through the calendar month immediately preceding the date of submittal of the same, all in conformity with generally accepted accounting principles applied on a basis consistent with that of prior periods, except that the interim financial statements are not audited and do not contain footnotes and are subject to audit adjustments.

          7.1.20 Absence of Certain  Changes and Events.  Except as set forth in
Schedule 7.1 hereto, since the date of the interim financial statements there has not been:

               7.1.20.1 Any material adverse change in the financial condition, results of operation, assets, liabilities or prospects of Harvest, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change;

               7.1.20.2 Any transaction relating to or involving Harvest, or the assets of Harvest which was entered into or carried out by Harvest other than for fair consideration in the ordinary course of business;

               7.1.20.3 Any change by Harvest in its accounting or tax practices or procedures;

               7.1.20.4 Any incurrence of any liability, other than liabilities incurred in the ordinary course of business consistent with past practices;

               7.1.20.5 Any sale, lease, or disposition of, or any agreement to sell, lease, or dispose of any of its properties (whether leased or owned), or the assets of Harvest, other than sales, leases, or dispositions of goods, materials, or equipment in the ordinary course of business or as contemplated by this Agreement;

               7.1.20.6 Any event permitting any of the assets or the properties of Harvest (whether leased or owned) to be subjected to any pledge, encumbrance, security interest, lien, charge, or claim of any kind whatsoever (direct or indirect) (collectively, "Liens");

               7.1.20.7 Any increase in compensation or any adoption of, or increase in, any bonus, incentive compensation, pension, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan, payment or arrangement to, for, or with any employee of Harvest;

               7.1.20.8 Any payment or distribution of any bonus to, or cancellation of indebtedness owing from, or incurring of any liability relating to any employees, consultants, directors, officers, or agents, or any persons related thereto;

               7.1.20.9 Any notice (written or unwritten) from any employee of Harvest that such employee has terminated, or intends to terminate, such employee's employment with Harvest;

               7.1.20.10 Any adverse relationship or condition with suppliers or vendors that may have an adverse effect on Harvest;

               7.1.20.11 Any event, including, without limitation, shortage of materials or supplies, fire, explosion, accident, requisition or taking of property by any governmental agency, flood, drought, earthquake, or other natural event, riot, act of God or a public enemy, or damage, destruction, or other casualty, whether covered by insurance or not, which has had an adverse effect on Harvest, the properties (whether leased or owned), or any such event which could be expected to have an adverse effect on Harvest, the properties (whether leased or owned), or the assets of Harvest;

               7.1.20.12 Any modification, waiver, change, amendment, release, rescission, accord and satisfaction, or termination of, or with respect to, any term, condition, or provision of any contract, agreement, license, or other instrument to which Harvest is a party and relating to or affecting the Harvest other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business;

               7.1.20.13 Any discharge or satisfaction of any lien or payment of any liabilities, other than in the ordinary course of business;

               7.1.20.14 Any waiver of any rights of substantial value by Harvest, other than waivers having no material adverse effect on Harvest;

               7.1.20.15 Any issuance of equity securities of Harvest or any issuance of warrants, calls, options or other rights calling for the issuance, sale, or delivery of Harvest's equity securities;

               7.1.20.16 Any declaration of any dividend or any distribution of any shares of its capital stock, or redemption, purchase, or other acquisition of any shares of its capital stock or any grant of an option, warrant, or other right to purchase or acquire any such shares;

               7.1.20.17 Any amendment, or agreement to amend, Harvest's Articles of Incorporation or Bylaws, or any merger or consolidation with, or any agreement to merge or consolidate with, any other corporation, partnership, limited liability company or any other entity;

               7.1.20.18 Any reduction, or agreement to reduce, the cash or short-term investments of Harvest, other than to meet cash needs arising in the ordinary course of business;

               7.1.20.19 Any work interruptions, labor grievances or claims filed, proposed law or regulation or any event of any character, materially adversely affecting future prospects of Harvest;

               7.1.20.20 Any revaluation by Harvest of any of its assets;

               7.1.20.21 Any loan by Harvest to any person or entity, or any guaranty by Harvest of any loan; or

               7.1.20.22 Any other event or condition of any character which materially adversely affects, or reasonably may be expected to so affect, the assets of Harvest or the properties (whether leased or owned) of Harvest.

          7.1.21 Taxes.

               7.1.21.1 Definitions. For purposes of this Agreement:

               (a) the term "Taxes" means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses
                    (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and

               (b) the term "Returns" means all returns, declarations, reports, statements, claims for refund and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

               7.1.21.2 Harvest has properly completed and filed on a timely basis (including extensions) and in correct form all Returns required to be filed on or prior to the Closing. As of the time of filing, the foregoing

Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of Harvest or any other information required to be shown thereon. In particular, the foregoing Returns are not subject to unpaid penalties under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code"), relating to accuracy-related penalties (or any corresponding provision of state, local or foreign Tax law) or any other unpaid penalties.

               7.1.21.3 With respect to all amounts in respect of Taxes imposed upon Harvest, or for which Harvest is liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods ending on or before the Closing and portions of periods commencing before the Closing and ending after the Closing, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by Harvest to taxing authorities or others on or before the Closing have been paid, and all such amounts required to be paid by Harvest to taxing authorities or others after the Closing which have not been paid are reflected on the financial statements of Harvest.

               7.1.21.4 No notices raising tax issues have been received by Harvest from any taxing authority in connection with any of the Returns. No extensions or waivers of statutes of limitations with respect to the Returns have been given by or requested from Harvest. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of Harvest, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of Harvest.

               7.1.21.5 There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Harvest.

               7.1.21.6 Harvest is not a party to or bound by (nor will Harvest become a party to or become bound by) any tax indemnity, tax sharing or tax allocation agreement.

               7.1.21.7 Harvest has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

               7.1.21.8 Harvest has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

               7.1.21.9 None of the assets of Harvest directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

               7.1.21.10 None of the assets of Harvest is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               7.1.21.11 Harvest has not made and will not make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code.

               7.1.21.12 Harvest has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise.

               7.1.21.13 Harvest is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

               7.1.21.14 Harvest's book basis of each of its assets is reflected in its financial statements.

               7.1.21.15 All elections with respect to Taxes made during the fiscal years ended December 31, 1996, December 31, 1996 and December 31, 1997 are reflected on the Returns for such periods, copies of which have been provided to TRC.

          7.1.22 Compliance With Law. Harvest has complied and is in compliance with all applicable zoning decisions and has complied and is in compliance with all applicable federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions. Harvest has been granted all licenses, permits (temporary and otherwise), authorizations, and approvals from federal, state, and local government regulatory or zoning bodies necessary to carry on the business and maintain the assets of Harvest, all of which are currently valid and in full force and effect. All such licenses, permits, authorizations and approvals shall be valid and in full force and effect upon the consummation of the transactions contemplated by this Agreement. There is no order issued, or proceeding pending or threatened, or notice served with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal state, local, or foreign court or governmental agency or instrumentality applicable to Harvest. Harvest has valid business licenses to carry on its operations.

          7.1.23 Intellectual Property.

               7.1.23.1 Harvest and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of Harvest. Each item of Intellectual Property owned or used by any of Harvest and its subsidiaries immediately prior to the closing hereunder will be owned or available for use by Harvest, its subsidiaries, or its subsidiaries on identical terms and conditions immediately subsequent to the closing hereunder. Each of Harvest and its subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

               7.1.23.2 None of Harvest and its subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Harvest shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and its subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Harvest and its subsidiaries must license or refrain from using any Intellectual Property rights of any third party). Harvest and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and its subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Harvest and its subsidiaries.

               7.1.23.3 Schedule 7.1 identifies each patent or registration which has been issued to any of Harvest and its subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of Harvest and its subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of Harvest and its subsidiaries has granted to any third party with respect to any of its Intellectual Property

(together with any exceptions). Harvest has delivered to TRC correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permission (as amended to date) and has made available to TRC correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 7.1 also identifies each trade name or unregistered trademark used by any of Harvest and its subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 7.1:

               (a) Harvest and its subsidiaries possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (b) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (c) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (d) none of Harvest and its subsidiaries has ever agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               7.1.23.4 Schedule 7.1 identifies each item of Intellectual Property that any third party owns and that any of Harvest and its subsidiaries uses pursuant to license, sublicense, agreement, or permission. Harvest has delivered to TRC correct and complete copies of all such licenses, sublicenses, agreements, and permission (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 7.1:

               (a) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect.

               (b) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to above);

               (c) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default or permit termination, modification, or acceleration thereunder;

               (d)  no  party  to  the  license,   sublicense,   agreement,   or
                    permission has repudiated any provision thereof;

               (e) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (f) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (g) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and its subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (h) none of Harvest and its subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               7.1.23.5 None of Harvest and the directors and officers (and employees with responsibility for Intellectual Property matters) of Harvest and its subsidiaries has any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Harvest and its subsidiaries.

          7.1.24 Books and Records. The books and records of Harvest to which TRC and their accountants and attorneys have been given access are the true books and records of Harvest and truly and fairly reflect the underlying facts and transactions in all respects.

          7.1.25 Leased Properties. The Financial Statements and Schedule 7.1 hereto together list all personal property (including equipment leases) and real property leased by Harvest in connection with the business (the "Leased Properties") and the aggregate annual rent or other fees payable under all such leases. Harvest has a valid leasehold or ownership interest in all of the Leased Properties, free and clear of any liens. The negotiation and consummation of this Agreement and the transactions contemplated hereby will not result in any penalties, the acceleration of payments or the termination of any lease of Leased Properties.

          7.1.26 Employees and Employee Benefit Plans.

               7.1.26.1 Other than as set forth in Schedule 7.1 hereto, Harvest is not a party to any pension, profit sharing, savings, retirement or other deferred compensation plan, or any bonus (whether payable in cash or stock) or incentive program, or any group health plan (whether insured or self-funded), or any disability or group life insurance plan or other employee welfare benefit plan, or to any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. Harvest is not a party to, nor has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               7.1.26.2 With respect to each such plan set forth in Schedule 7.1 (a "Plan"), Harvest has furnished to TRC or their counsel complete and accurate copies of the Plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications). With respect to each Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Harvest has prepared in good faith and timely filed all requisite governmental reports and has properly and timely posted, or distributed all notices and reports to employees required to be filed, posted, or distributed with respect to each Plan. Each Plan has at all times been properly and completely funded by Harvest and has been operated and administered in all respects in accordance with its terms and all applicable laws, including, but not limited to, ERISA and the Code.

               7.1.26.3 All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 7.1 hereof. Except as disclosed on Schedule 7.1, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries have been timely filed and distributed, and copies thereof are included as part of Schedule 7.1 hereof. Harvest further represents that:

               (a) there have been no terminations, partial terminations, or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

               (b) no such plan listed in Schedule 7.1, subject to the provisions of Title IV of ERISA has been terminated;

               (c) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 7.1; and

               (d) Harvest has not incurred any liability under Section 4062 of ERISA.

               7.1.26.4 Harvest has not made any oral or written communications to its current or former employees that guarantee current or former employees continuation of employer-provided benefits or retirement coverage under Harvest's welfare benefit plans or which would have any effect on Harvest's ability to terminate retiree or any other benefits to all current or former employees.

               7.1.26.5  Harvest  has  not  violated  any  of  the  health  care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 applicable to its Employees prior to the Closing or any prior actions of or transactions entered into by Harvest.

          7.1.27 Compensation. Harvest has delivered to TRC an accurate schedule, attached to this Agreement as Schedule 7.1, showing all officers, directors, and key employees of Harvest and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation, respectively) of the directors, officers, and key employees.

          7.1.28 Insurance. Harvest maintains policies of insurance covering the assets of Harvest, properties, and business in types and amounts as set forth in
Schedule 7.1. Harvest is in compliance with each of such policies such that none of the coverage provided under such policies has been invalidated and Harvest has not received any written notice of cancellation of any such policies.
Schedule 7.1 lists and describes all Harvest insurance policies in effect immediately prior to the time of Closing. Such policies are with reputable insurers and are in amounts sufficient for the prudent protection of the properties and the Business of Harvest.

          7.1.29 Full Disclosure. Harvest has disclosed to TRC all material facts relating to Harvest and its operations and has not knowingly omitted to disclose to TRC any material fact relating to Harvest, or its operations necessary to make the statements made herein not misleading.

          7.1.30 Securities and Nasdaq Listing. Harvest is currently listed on NASDAQ. Harvest is subject to the reporting requirements of the Securities and Exchange Act of 1933 (the "Exchange Act").


                                 ARTICLE VIII.
                               HARVEST'S COVENANTS

     Section 8.1 Continuation of Business. Harvest covenants and agrees as follows: between the date hereof and the Closing, unless otherwise consented to in writing by TRC or as provided for by this Agreement, (i) it shall conduct its affairs solely in the ordinary course of business consistent with past practice and shall not materially change its policies and practices; (ii) shall not issue or cause to be issued by Harvest any capital stock or security convertible into capital stock, except pursuant to outstanding warrants, convertible preferred stock, stock options and convertible debentures, or grant any options or rights to acquire capital stock, or otherwise alter Harvest's capital structure; (iii) shall not repurchase any of its securities or pay any dividend or make any distribution with respect to its securities other than normal cash dividends;
(iv) shall not enter into any contract or arrangement other than in the ordinary course of business; and (v) shall not amend its charter documents or bylaws.

     Section 8.2 No Solicitation. Unless and until the Closing occurs, Harvest shall not (i) solicit any offer to acquire all or any part of Harvest's business, assets or other properties or capital stock, whether by merger, purchase of assets, tender offer or otherwise or (ii) except as required by law, disclose, directly or indirectly, any information not customarily disclosed to any person or entity concerning Harvest's business or properties, afford to any other person or entity access to Harvest's properties, books or records or otherwise assist or encourage any person or entity in connection with any of the foregoing.

     Section 8.3 Termination of Stock Option Plan. Harvest shall use its best efforts to modify its Stock Option Plan, if any, at or prior to Closing to account for new employees from TRC to be included thereunder. As of the Closing, the amount outstanding under the Stock Option Plan shall not exceed 483,000 shares at $1.00 strike price and all such shares have been included in the total of all Harvest Common Shares listed in the "Whereas" clauses.


                                  ARTICLE IX.
                                  TERMINATION

     Section 9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

          9.1.1 by either TRC or Harvest if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

          9.1.2 (i) by TRC if any of the conditions in Article I and Article XI have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of TRC to comply with its obligations under this Agreement) and TRC has not waived such condition on or before the Closing; or (ii) by Harvest, if any of the conditions in Article I and Article XI have not been satisfied of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of Harvest to comply with their obligations under this Agreement) and Harvest has not waived such condition on or before the Closing;

          9.1.3 by mutual consent of TRC and Harvest; or

          9.1.4 by either TRC or Harvest if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1998, or such later date as the parties may agree upon.

     Section 9.2 Effect of Termination.  Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Article I, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.



                                   ARTICLE X.
                            INDEMNIFICATION; REMEDIES

     Section 10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     Section 10.2 Indemnification and Payment of Damages by Harvest. Harvest will indemnify and hold harmless TRC, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages" ), arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by Harvest in this Agreement or any other certificate or document delivered by Harvest pursuant to this Agreement; (b) any breach of any representation or warranty made by Harvest in this Agreement as if such representation or warranty were made on and as of the Closing.

          10.2.1 any breach by either Harvest of any covenant or obligation of such Harvest in this Agreement;

          10.2.2 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Harvest (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

          The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to TRC.

     Section 10.3 Indemnification and Payment of Damages by Harvest ' Environmental Matters. In addition to the provisions of Section 10.2, Harvest will indemnify and hold harmless TRC for, and will pay to TRC, the amount of any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

          10.3.1 any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Harvest has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by Harvest or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing, or (B) any Hazardous Activities that were, or were allegedly, conducted by Harvest or by any other Person for whose conduct they are or may be held responsible; or

          10.3.2 any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Harvest or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the facilities or the operation of Harvest prior to the Closing, or from Hazardous Material that was
(i) present or suspected to be present on or before the Closing, on or at the facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the facilities and was present or suspected to be present on any of the facilities on or prior to the Closing) or (ii) Released or allegedly Released by Harvest or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing.

          TRC will be entitled to control any cleanup, any related proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3.

     Section 10.4 Indemnification and Payment of Damages by TRC. TRC will indemnify and hold harmless Harvest, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (a) any breach of any representation or warranty made by TRC in this Agreement or any other certificate or document delivered by TRC pursuant to this Agreement; (b) any breach of any representation or warranty made by TRC in this Agreement as if such representation or warranty were made on and as of the Closing.

          10.4.1 any breach by either TRC of any covenant or obligation of such TRC in this Agreement;

          10.4.2 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with TRC (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

          The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Harvest.

     Section 10.5 Indemnification and Payment of Damages by TRC - Environmental Matters. In addition to the provisions of Section 10.2, TRC will indemnify and hold harmless Harvest for, and will pay to Harvest, the amount of any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

          10.5.1 any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which TRC has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by TRC or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing, or (B) any Hazardous Activities that were, or were allegedly, conducted by TRC or by any other Person for whose conduct they are or may be held responsible; or

          10.5.2 any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of TRC or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the facilities or the operation of TRC prior to the Closing, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing, on or at the facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the facilities and was present or suspected to be present on any of the facilities on or prior to the Closing) or (ii) Released or allegedly Released by TRC or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing.

          TRC will be entitled to control any cleanup, any related proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.5.

     Section 10.6 Time Limitations. If the Closing occurs, Harvest shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing, unless on or before July 9, 2000 TRC notifies Harvest of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by TRC; a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing, may be made at any time. If the Closing occurs, TRC shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing, unless on or before Harvest notifies TRC of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Harvest.


     Section 10.7 Procedure for Indemnification - Third Party Claims.

          10.7.1 Promptly after receipt by an indemnified party under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3)
Section 10.3 of notice of the commencement of any Proceeding against it (the "Proceeding"), such indemnified party shall, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          10.7.2 If any Proceeding referred to in Section 10.07.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party shall, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party shall not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it shall be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          10.7.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party shall not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          10.7.4 Harvest and TRC hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Harvest with respect to such a claim anywhere in the world.

          10.7.5 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.


                                  ARTICLE XI.
                       CONDITIONS TO THE EXCHANGE OF STOCK

     Section 11.1 Conditions Precedent to Performance by Harvest. The obligations of Harvest under this Agreement are subject to the satisfaction of the following conditions (any or all of which may be waived by Harvest in its sole discretion to the extent permitted by law):

          11.1.1 Board and Stockholder Approval. The Merger shall have been effectively adopted and approved at or prior to the Effective Date by the Board of Directors and stockholders of TRC in accordance with applicable law; it is understood, however, that such adoption and approval shall have been obtained prior to the expiration of the Feasibility Period.

          11.1.2 Representations; True Representations and Covenants Performed. The representations and warranties of TRC set forth herein shall be true and correct in all material respects immediately prior to the Closing with the same effect as if made at that time. TRC shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing.

          11.1.3 No Litigation Affecting Merger. No judgment, decree, order or ruling of any court or regulatory or governmental authority shall have been issued or entered against TRC which would be violated by the consummation of this transaction, and no person or entity which is not a party to this Agreement shall have commenced any litigation against TRC seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated hereby.

          11.1.4 Securities Laws. All approvals, consents, permits, licenses or qualifications from authorities administrating the securities or "blue-sky" laws of any state having jurisdiction required for the consummation of this transaction shall have been obtained and shall be effective.

          11.1.5 Regulatory Compliance, Approvals and Consents. TRC shall have complied with all legal provisions applicable to this transaction, and all approvals required under any legal provision to carry out this transaction, and all consents required to be obtained in connection with this transaction in order to avoid a default under any contract, agreement, commitment, lease, mortgage, instrument or other document to or by which any of TRC is a party or may be bound, shall have been obtained on terms reasonably satisfactory to Harvest.

          11.1.6 Filings. A duly certified, executed and acknowledged copy of articles of merger with respect to the merger shall have been filed with the appropriate Secretary in accordance with applicable law and a duly certified, executed and acknowledged copy of this Agreement, or a certificate of merger with respect thereto, shall have been filed with the appropriate Secretary in accordance with applicable law.

     Section 11.2 Conditions Precedent to Performance by TRC. The obligations of TRC under this Agreement are subject to the satisfaction of the following conditions (any or all of which may be waived by TRC in their sole discretion to the extent permitted by law):

          11.2.1 Board and Stockholder Approval. This Agreement and the transactions and matters contemplated herein shall have been effectively adopted and approved at or prior to the Closing by the Board of Directors of Harvest and stockholders of Harvest in accordance with applicable law and Harvest shall have delivered such certificate and evidence of the same as reasonably requested by TRC. Those matters include, without limitation, shareholder and Board of Directors' approval of a reverse split of the shares of each class of stock of Harvest to meet Nasdaq requirements, and approval of the merger contemplated herein, approval of the Board of Directors contemplated in Schedule 1.2.2, approval of a change of management, if required, and approval by Harvest Warrant holders of a reset to these Warrants as required by TRC.

          11.2.2 Representations True and Covenants Performed. The representations and warranties of Harvest set forth herein shall be true and correct in all material respects immediately prior to the Effective Date with the same effect as if made at that time. Harvest shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Date. The President of Harvest shall have delivered to TRC a certificate to such effect.

          11.2.3 No Litigation Affecting Merger. No judgment, decree, order or ruling of any court or regulatory or governmental authority shall have been issued or entered against Harvest which would be violated by the completion of the Merger, and no person or entity which is not a party to this Agreement shall have commenced any litigation against Harvest seeking to restrain or prohibit, or to obtain substantial damages in connection with, this Agreement or the transactions contemplated hereby.

          11.2.4 Securities Laws. All approvals, consents, permits, licenses or qualifications from authorities administering the securities or "blue-sky" laws of any state having jurisdiction required for the consummation of the Merger shall have been obtained and shall be effective.

          11.2.5 Regulatory Compliance, Approvals and Consents. Harvest shall have complied with all legal provisions applicable to this transaction, and all approvals required under any legal provision to carry out this transaction, and all consents required to be obtained in connection with this transaction in order to avoid a default under any contract, agreement, commitment, lease, mortgage, instrument or other document to or by which Harvest is a party or may be bound, shall have been obtained on terms reasonably satisfactory to TRC.

          11.2.6 Filings. A duly certified, executed and acknowledged copy of this Agreement, or a certificate of merger with respect thereto, shall have been filed with the appropriate state Secretary in accordance with applicable law and a duly certified, executed and acknowledged copy of articles of merger with respect to the Merger shall have been filed with the appropriate Secretary in accordance with applicable law.

                                  ARTICLE XII.
                                     NOTICES

     Section 12.1 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder or with respect hereto shall be in writing, and may be given by (a) personal service, (b) first-class United States mail postage prepaid, (c) overnight delivery service, charges prepaid or (d) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (a)-(c) of this sentence, and will be deemed to have been duly given or made when delivered personally, when mailed first-class, postage prepaid, registered or certified mail, overnight delivery service, charges prepaid or when sent by electronic transmission, to the respective parties, as follows:

     If to Harvest:    Harvest Restaurant Group, Inc,
                       1250 N.E. Loop 410, Suite 335
                       San Antonio, Texas 78209
                       Attention:  William J. Gallagher
                       Telecopy:  (210) 824-6725

     Copy to:          Rosenberg, Tuggey, Agather, Rosenthal & Rodriquez P.C.
                       140 E. Houston Street, 2nd Floor
                       San Antonio, Texas 78205
                       Attention: Timothy N. Tuggey
                       Telecopy:  (210) 225-1800

     If to TRC:        TRC Acquisition Corporation
                       2662 Holcomb Bridge Rd., Suite 320
                       Alpharetta, Georgia 30022
                       Attention: Clyde Culp III
                       Telecopy:  (770) 518-1443

     Copy to:          Nelson Mullins Riley & Scarborough, L.L.P.
                       First Union Plaza, Suite 1400
                       999 Peachtree Street, N.E.
                       Atlanta, GA 30309
                       Attention:  Wade H. Stribling, Esq.
                       Telecopy:  (404) 817-6194

     Section 12.2 Change of Address. Any of the parties hereto may change the address to which such communications are to be directed to it or him by giving written notice to the other parties in the manner provided in Section 11.01.

                                 ARTICLE XIII.
                                     GENERAL

      Section 13.1 Governing Law. This Agreement and the performance of the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of Texas, notwithstanding any contrary application of conflicts of laws principles.

     Section 13.2 Press Releases. The parties hereto agree to use their best efforts to coordinate the preparation of and making of any public announcements of the transactions contemplated by this Agreement. No such release or public announcement pertaining to the transactions contemplated by this Agreement may be made by either party without the prior written consent of the other party, unless such release or announcement is required by law.

     Section 13.3 Entire Agreement. This Agreement and the Schedules hereto and the agreements, documents and instruments referred to herein, set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof, whether oral or written. The parties hereto have not relied upon any promises, representations, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to herein.

     Section 13.4 Successors. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon TRC, its respective successors and permitted assigns, and Harvest and its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior, written consent of the other parties.

     Section 13.5 Modification. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first part, to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     Section 13.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 13.7 Counterparts. This Agreement and any amendment or modification hereof may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 13.8 Signatures by Facsimile. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

     Section 13.9 Remedies of the Parties. TRC acknowledges that, in addition to all other remedies to which Harvest is entitled, Harvest shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided Harvest is not in material default hereunder. Harvest acknowledges that, in addition to all other remedies to which TRC is entitled, TRC shall have the right to enforce the terms of this Agreement by a decree of specific performance, provided TRC is not in material default hereunder. The parties also agree that the rights and remedies of each party to this Agreement set forth in this Agreement and in all of the exhibits and schedules attached hereto and documents referred to herein shall be cumulative and shall inure to the benefit of each such party.

     Section 13.10 Arbitration. In the event of a dispute between the parties arising under this Agreement, the parties shall submit to binding arbitration before a single arbitrator in Atlanta, Georgia, under the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding with respect to the dispute subject to arbitration and shall be enforceable in any court of competent jurisdiction. Nothing in this paragraph 13.10 shall derogate from the rights of the parties to seek preliminary injunctive relief to preserve the status quo.

     Section 13.11 Attorney's Fees. In the event of arbitration or litigation filed or instituted between the parties with respect to this Agreement or related agreements, the prevailing party will be entitled to receive from the other party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or proceeding whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who may be fairly said by the arbitrator(s) or the court to have prevailed on the major disputed issues.

     Section 13.12 Cooperation and Records Retention. TRC and Harvest shall (i) provide the other with access to such records, original or copies, or assistance as may reasonably be requested by them in connection with the preparation of any Tax Return, in connection with any audit or other examination by any Taxing authority or any judicial or administrative proceedings relating to liability for Taxes, or financial reporting obligations, (ii) each retain and provide the other, with any records or other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, or financial reporting obligations, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. All Tax Returns, supporting work 9schedules and other records or information which may be relevant to such Tax Returns for all tax periods or portions thereof ending before or including the Closing date shall remain with Harvest or TRC and shall be made available for inspection and copying by the parties hereto during normal business hours.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first above written.

HARVEST RESTAURANT GROUP, INC.                   TRC ACQUISITION CORPORATION

__________________________________________       _______________________________
By:  William J. Gallagher                        By:  Clyde Culp III
Title:  Chairman & Chief Executive Officer       Title:

                                 FIRST AMENDMENT
                                       TO
                            SHARE EXCHANGE AGREEMENT



     THIS FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT (this "Amendment") is entered into as of this 10th day of August, 1998, by and among HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), and TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC").


                              W I T N E S S E T H:
                              --------------------


     WHEREAS, Harvest and TRC have executed that certain Share Exchange Agreement, dated as of July 9, 1998 (the "Exchange Agreement"); and

     WHEREAS, Harvest and TRC have agreed to amend the Exchange Agreement as provided herein;

     NOW, THEREFORE, in consideration of the premises set forth above, and the mutual covenants herein contained, Harvest and TRC hereby agree as follows:

     1. Section 2.1 Feasibility Study. The second sentence of this section is modified to read as follows: "Each party shall have until the earlier of August 31, 1998 or the date the Proxy Statement describing the Share Exchange is filed with the Securities Exchange Commission to conduct such a Feasibility Study ("Feasibility Period")."

     2. Ratification. Except as set forth herein, the terms and conditions of the Exchange Agreement shall remain unmodified and in full force and effect and the Exchange Agreement, as so modified, is hereby ratified and confirmed.

     3. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     4. Signatures by Facsimile. Any facsimile signature of either party hereto shall constitute the legal, valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, Harvest and TRC have caused this First Amendment to Share Exchange Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                   HARVEST RESTAURANT GROUP, INC.


                                   By: /s/ Joe Fazzone, CFO
                                      ------------------------------------------
                                         Chief Financial Officer
                                   For:  William J. Gallagher
                                         Chairman and Chief Executive Officer

                                   TRC ACQUISITION CORPORATION


                                   By: /s/ Clyde E. Culp III
                                      ------------------------------------------
                                      Clyde E. Culp III
                                      Chairman and Chief Executive Officer

                                SECOND AMENDMENT
                                       TO
                            SHARE EXCHANGE AGREEMENT


     THIS SECONDAMENDMENT TO SHARE EXCHANGE AGREEMENT (this "Amendment") is entered into as of this 31st day of August, 1998, by and among HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), and TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC").

                                   WITNESSETH:
                                   -----------

     WHEREAS, Harvest and TRC have executed that certain Share Exchange Agreement, dated as of July 9, 1998 (the "Exchange Agreement"); and

     WHEREAS, Harvest and TRC have previously agreed to amend the Exchange Agreement as provided herein in the First Amendment thereto, and have now agreed to further amend the sum by the terms set forth below:

     NOW, THEREFORE, in consideration of the premises set forth above, and the mutual covenants herein contained, Harvest and TRC hereby agree as follows:

     1. Section 2.1 Feasibility Study. The second sentence of this section is modified to read as follows: 'Each party shall have until the earlier of September 8, 1998 or the date the Proxy Statement describing the Share Exchange is filed with the Securities Exchange Commission to conduct such a Feasibility Study ("Feasibility Period")."

     2. Ratification. Except as set forth herein, the terms and conditions of the Exchange Agreement shall remain unmodified and in full force and effect and the Exchange Agreement, as so modified, is hereby ratified and confirmed.

     3. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     4. Signatures by Facsimile. Any facsimile signature of either party hereto shall constitute the legal, valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, Harvest and TRC have caused this Second Amendment to Share Exchange Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                         HARVEST RESTAURANT GROUP, INC.


                                         By: /s/ William J. Gallagher
                                            ------------------------------------
                                            William J. Gallagher
                                            Chairman and Chief Executive Officer


                                         TRC ACQUISITION CORPORATION


                                         By: /s/  Clyde E. Culp III
                                            ------------------------------------
                                            Clyde E. Culp III
                                            Chairman and Chief Executive Officer

                                 THIRD AMENDMENT
                                       TO
                            SHARE EXCHANGE AGREEMENT



     THIS THIRD AMENDMENT TO SHARE EXCHANGE AGREEMENT (this "Amendment") is entered into as of this 8TH day of September, 1998, by and among HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), and TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC").


                                   WITNESSETH:
                                   -----------

     WHEREAS, Harvest and TRC have executed that certain Share Exchange Agreement, dated as of July 9, 1998 (the "Exchange Agreement"); and

     WHEREAS, Harvest and TRC have previously agreed to amend the Exchange Agreement as provided herein in the First Amendment thereto, and have now agreed to further amend the sum by the terms set forth below:

     NOW, THEREFORE, in consideration of the premises set forth above, and the mutual covenants herein contained, Harvest and TRC hereby agree as follows:

     1. Section 2.1 Feasibility Study. The second sentence of this section is modified to read as follows: "Each party shall have until the earlier of September 15, 1998 or the date the Proxy Statement describing the Share Exchange is filed with the Securities Exchange Commission to conduct such a Feasibility Study ("Feasibility Period")."

     2. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     3. Signatures by Facsimile. Any facsimile signature of either party hereto shall constitute the legal, valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, Harvest and TRC have caused this Fourth Amendment to Share Exchange Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                      HARVEST RESTAURANT GROUP, INC.


                                      By: /s/ William J. Gallagher
                                         ---------------------------------------
                                         William J. Gallagher
                                         Chairman and Chief Executive Officer


                                      TRC ACQUISITION CORPORATION


                                      By: /s/ Clyde E. Culp III
                                         ---------------------------------------
                                         Clyde E. Culp III
                                         Chairman and Chief Executive Officer

                                FOURTH AMENDMENT
                                       TO
                            SHARE EXCHANGE AGREEMENT



     THIS FOURTH AMENDMENT TO SHARE EXCHANGE AGREEMENT (this "Amendment") is entered into as of this 15th day of September, 1998, by and among HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), and TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC").


                                   WITNESSETH:
                                   -----------

     WHEREAS, Harvest and TRC have executed that certain Share Exchange Agreement, dated as of July 9, 1998 (the "Exchange Agreement"); and

     WHEREAS, Harvest and TRC have previously agreed to amend the Exchange Agreement as provided herein in the First Amendment thereto, and have now agreed to further amend the sum by the terms set forth below:

     NOW, THEREFORE, in consideration of the premises set forth above, and the mutual covenants herein contained, Harvest and TRC hereby agree as follows:

     1. Section 2.1 Feasibility Study. The second sentence of this section is modified to read as follows: "Each party shall have until the earlier of September 22, 1998 or the date the Proxy Statement describing the Share Exchange is filed with the Securities Exchange Commission to conduct such a Feasibility Study ("Feasibility Period")."

     2. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     3. Signatures by Facsimile. Any facsimile signature of either party hereto shall constitute the legal, valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, Harvest and TRC have caused this Fourth Amendment to Share Exchange Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                         HARVEST RESTAURANT GROUP, INC.


                                         By: /s/ William J. Gallagher
                                            ------------------------------------
                                            William J. Gallagher
                                            Chairman and Chief Executive Officer


                                         TRC ACQUISITION CORPORATION


                                         By: /s/ Clyde E. Culp III
                                            ------------------------------------
                                            Clyde E. Culp III
                                            Chairman and Chief Executive Officer

                                 FIFTH AMENDMENT
                                       TO
                            SHARE EXCHANGE AGREEMENT



     THIS FIFTH AMENDMENT TO SHARE EXCHANGE AGREEMENT (this "Amendment") is entered into as of this 22ND day of September, 1998, by and among HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), and TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC").


                                   WITNESSETH:
                                   -----------

     WHEREAS, Harvest and TRC have executed that certain Share Exchange Agreement, dated as of July 9, 1998 (the "Exchange Agreement"); and

     WHEREAS, Harvest and TRC have previously agreed to amend the Exchange Agreement as provided herein in the various Amendments thereto, and have now agreed to further amend the sum by the terms set forth below:

     NOW, THEREFORE, in consideration of the premises set forth above, and the mutual covenants herein contained, Harvest and TRC hereby agree as follows:

     1. Section 2.1 Feasibility Study. The second sentence of this section is modified to read as follows: "Each party shall have until the earlier of September 23, 1998 or the date the Proxy Statement describing the Share Exchange is filed with the Securities Exchange Commission, to conduct such a Feasibility Study ("Feasibility Period")."

     2. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     3. Signatures by Facsimile. Any facsimile signature of either party hereto shall constitute the legal, valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, Harvest and TRC have caused this Fifth Amendment to Share Exchange Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        HARVEST RESTAURANT GROUP, INC.


                                        By: /s/ William J. Gallagher
                                           -------------------------------------
                                           William J. Gallagher
                                           Chairman and Chief Executive Officer


                                        TRC ACQUISITION CORPORATION


                                        By: /s/ Clyde E. Culp III
                                           -------------------------------------
                                           Clyde E. Culp III
                                           Chairman and Chief Executive Officer

                                 SIXTH AMENDMENT
                                       TO
                            SHARE EXCHANGE AGREEMENT


     THIS SIXTH AMENDMENT TO SHARE EXCHANGE AGREEMENT (this "SIXTH AMENDMENT") is entered into as of this _____ day of September, 1998, by and among HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC") and HARTAN, INC., a Texas corporation ("Hartan").

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, Harvest and TRC have executed that certain Share Exchange Agreement, dated as of July 9, 1998 which was amended pursuant to those certain amendments dated August 10, 1998, August 31, 1998, September 8, 1998, September 15, 1998, and September 22, 1998, respectively (as amended, the "Agreement"); and

     WHEREAS, Harvest and TRC have agreed to amend certain provisions of the Exchange Agreement as provided herein including, but not limited to, inclusion of Hartan, a wholly-owned subsidiary of Harvest, as a party, and to describe this transaction as a forward triangular merger;

     NOW, THEREFORE, in consideration of the premises set forth above, and the mutual covenants herein contained, Harvest, Hartan and TRC hereby agree as follows:

     1. Title. The Agreement is hereby renamed "Share Exchange and Merger Agreement".

     2. Introduction. The introductory paragraph of the Agreement is modified to read as follows:

          This SHARE EXCHANGE AND MERGER AGREEMENT (the "Agreement") is made and entered into as of the 9th day of July, 1998, between HARVEST RESTAURANT GROUP, INC., a Texas corporation ("Harvest"), HARTAN, INC., a Texas corporation and a wholly-owned subsidiary of Harvest ("Hartan") and TRC ACQUISITION CORPORATION, a Georgia corporation ("TRC"), referred to jointly as the "Parties".

     3. Recitals.

          (a) The first "WHEREAS" clause is modified to read as follows:

               WHEREAS, TRC has approximately 4,110,000 issued and outstanding shares of common stock ("TRC Common Stock") including options and warrants ("TRC Options and Warrants"), and approximately 2,000 issued and outstanding shares of class A preferred stock ("TRC Class A Preferred Stock"), which represents all of the issued and outstanding capital stock of TRC;

          (b) In the seventh "WHEREAS" clause, the last sentence is modified to read as follows:

               Except to the extent of the number of shares of Harvest Series C Preferred Stock issued in connection with the financing described in subsection 1.2.1 below, and stock dividends issued on any of the above-referenced stock, to the extent that the number of actual outstanding shares of Harvest Capital Stock on the Effective Date exceeds the share amounts stated above, then the shares of Harvest Common Stock to be issued to the holders of TRC Common Stock as set forth above shall be adjusted pro rata to maintain the same ownership percentage;

          (c) The eighth "WHEREAS" clause is modified to read as follows:

               WHEREAS, the intended result of this Agreement is for TRC to merge into Hartan, Inc., a new, wholly-owned subsidiary of Harvest ("Hartan") as part of a forward triangular merger and for Harvest to issue 18,000,000 shares of Harvest Common Stock in exchange for 100% of the TRC Common Stock and the TRC Options and Warrants.

          (d) Beginning in the ninth "WHEREAS" clause and continuing throughout the Agreement, all references to "Harvest Series C Preferred Stock" are modified to read "Harvest Series D Preferred Stock".

          (e) The final "WHEREAS" clause of this section is modified to read as follows:

               WHEREAS, the Parties intend for this transaction to qualify as a "tax-free reorganization" pursuant to Section 368(a)(1)(A) within the provisions of the Internal Revenue Code of 1986, as amended (the "Code") by virtue of the provisions of Section 368(a)(2)(D) of the Code, and agree that TRC shall have the authority to make any amendments and modifications to this Agreement as it may deem appropriate to ensure that this transaction qualifies as a tax-free reorganization under the Code;

     4. Section 1.2 Contemplated Transactions.

          (a) All references to "Harvest Subsidiary" in Section 1.2 and throughout the remainder of the Agreement are deleted and "Hartan" is inserted in lieu thereof.

          (b) In subsection 1.2.1, the next to last sentence is modified to read as follows: "The option shall be on terms mutually agreeable to the parties, as set forth in Schedule 1.2.1."

          (c) Subsection 1.2.3 is modified to read as follows:

               1.2.3 Employment and Severance Agreements. Clyde Culp shall have executed an employment agreement with Harvest and William Gallagher shall have executed a severance agreement with Harvest, the essential and principal terms of each of which are set out and attached hereto as Schedule 1.2.3 and made a part hereof.

          (d) Subsection 1.2.4 is deleted.

          (e) Subsection 1.2.5 is modified to read as follows:

               1.2.5  Settlement  of  Liabilities.   Harvest  shall  obtain
          settlement agreements from all creditors with known, actual or contingent outstanding liabilities in excess of $10,000.00. The total amount permitted to be paid in order to obtain the settlement agreements (the "Settlement Payment") shall be approximately $550,000.00, but shall not exceed $1,000,000.00. In calculating the amount of the Settlement Payment, Harvest shall have the right to credit any proceeds received by Harvest in connection with such disputed matters, or liquidation of its assets, against amounts paid to obtain the settlement agreements.

          (f) Subsection 1.2.6 is deleted and the following subsection is added to Section 11.2 of the Agreement:

               11.2.7 Harvest shall have used best efforts to convert the Harvest Series A Preferred Stock to Harvest Common Stock.

          (g) Subsection 1.2.7 is deleted.

     5. Section 3.1 Closing. The following new subsection 3.1.5 is added to the end of this section:

               3.1.5 Actions of Hartan at Closing. At the Closing, Hartan shall deliver to TRC the following:

                    3.1.5.1 Resignations. Hartan shall deliver to Harvest the written and executed resignations of the directors of Hartan and termination of any such executed employment agreements, if any, dated as of the Effective Date, as called for in this Agreement.

                    3.1.5.2 Certificate of Hartan.  Hartan shall deliver to
               TRC a certificate, which shall be dated as of Closing and which shall be signed by Hartan's Chief Executive Officer, certifying: (i) the authority of Hartan to enter into and consummate the transactions contemplated by this Agreement;
               (ii) the authority of the officers of Hartan to execute and deliver any document contemplated by this Agreement on behalf of Hartan; (iii) that the representations and warranties of Hartan obtained herein were correct and true when made and are correct and true as of the date of Closing (except to the extent that any representation or warranty of Hartan specifically relates to an earlier date); and (iv) that each and every covenant and agreement of Hartan contained in the Agreement to be performed by Hartan on or prior to Closing has been performed by Hartan.

                    3.1.5.3 Corporate Resolutions.  Hartan shall deliver to
               TRC certified copies of the resolutions of the Board of Directors of Hartan and shareholder approval of Hartan authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein.

     6. Article IV Exchange of Shares. Article IV is renamed "Exchange of Shares and Merger".

     7. Subsection 4.1.1 Exchange of TRC Common Stock, Options and Warrants. This subsection is modified to read as follows:

          4.1.1 Exchange of TRC Common Stock, Options and Warrants. As of the Effective Date, all shares of TRC Common Stock and all TRC Options and Warrants that are outstanding shall be converted into the right to receive a total of 18,000,000 fully paid and non-assessable shares of Harvest Common Stock (or such higher adjusted amount as provided for in the recitals) equally among all issued and outstanding shares of TRC Common Stock and TRC Options and Warrants unless ratably reduced pursuant to a reverse split of Harvest Common Stock.

     8. Subsection 4.1.2 Exchange of Rick Tanner Note and TRC Class A Preferred Stock. This subsection is modified to read as follows:

          The Rick Tanner Note, including the principal balance and all interest accrued thereon, valued in an amount of approximately $3,100,000.00, the Rick Tanner employment agreement, valued in an amount of approximately $600,000.00, and the TRC Class A Preferred Stock, valued in an amount of approximately $3,525,000.00, shall be exchanged for 722,500 shares of Harvest Series D Preferred Stock at a value of $10.00 per share in accordance with the provisions of Section 4.2, unless ratably reduced pursuant to a reverse split of Harvest Common Stock.

     9. Subsection 4.1.3 Santa Cruz Squeeze, Inc. Note. The following new subsection is added to Section 4.1:

          4.1.3 Exchange of Santa Cruz Squeeze, Inc. Note. The Santa Cruz Squeeze, Inc. Real Estate Lien Note in the amount of approximately $150,000.00 shall be paid and satisfied in full by payment of $50,000.00 cash and delivery of 50,000 shares of registered Harvest Common Stock.

     10. Subsection 4.2.2 TRC Class A Preferred Stock. All references to "TRC Class C Preferred Stock" are modified to read "TRC Class A Preferred Stock".

     11. The following new Section 4.4 shall be added to the end of Article IV:

          Section 4.4 Merger Procedure.

               4.4.1 Upon the Effective Date, TRC shall be merged with and into Hartan in accordance with this Agreement. Upon the Effective Date, Hartan shall be the surviving corporation of the merger by and between TRC and Hartan. Upon the Effective Date, the separate existence and corporate organization of TRC shall cease, except insofar as it may be continued by statute. The identity, existence, powers, rights and immunities of Hartan shall continue unaffected.

               4.4.2 On the Effective Date, the Articles of Incorporation and Bylaws of Hartan shall become the Articles of Incorporation and Bylaws of the surviving corporation and shall thereafter continue to be Hartan's Articles of Incorporation and Bylaws until changed as provided by law and in accordance with said documents.

               4.4.3 The new directors and officers of Harvest (required pursuant to this Agreement) shall become the directors and officers of Hartan as of the Effective Date.

               4.4.4 Except as otherwise provided herein, upon the Effective Date, Hartan shall be obligated to perform and/or pay all obligations and liabilities of TRC which obligations and liabilities Hartan expressly assumes and agrees to perform or pay, subject to the effectuation of the merger contemplated herein. Also, upon the Effective Date, Hartan will possess all property, real, personal and otherwise, owned by TRC (in addition to any such property owned by Hartan immediately prior to the Effective Date).

     12. Section 5.1 TRC's Representations and Warranties. The first sentence of
Section 5.1 is modified to read as follows:

          TRC makes the following representations and warranties to Harvest and Hartan as a material inducement for Harvest and Hartan to enter into this Agreement subject only to such disclaimers, disclosures and exceptions as are expressly set forth in the attachments hereto.

     13. Subsection 5.1.7 Undisclosed Liabilities. This subsection is revised to read as follows:

          Prior to expiration of the Feasibility Period, TRC has provided to Harvest the financial statements set forth in subsection 5.1.19. Except as and to the extent reflected or disclosed (or adequately reserved for or against) in such financial statements or in Schedule 5.1, TRC has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to, liabilities or obligations on account of known fraud by any merchant, customer, taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, workmen's compensation claims or pension plan obligations, and there is no known basis for the assertion of such against TRC.

     14. Article VII Harvest's Representations and Warranties.

          (a) Article VII titled "Harvest's  Representations  and Warranties" is
     modified  to  be  titled  "Harvest's  and  Hartan's   Representations   and
     Warranties".

          (b) All references to "Harvest" contained in Sections 7.1, 7.1.2, 7.1.3, 7.1.4, 7.1.5, 7.1.6, 7.1.7, 7.1.8, 7.1.9, 7.1.10, 7.1.11, 7.1.12,
     7.1.13,  7.1.14,  7.1.15,  7.1.16,  7.1.17, 7.1.18, 7.1.20, 7.1.21, 7.1.22,
     7.1.23, 7.1.24, 7.1.25, 7.1.26, 7.1.27, 7.1.28 and 7.1.29 shall be modified to read "Harvest and/or Hartan".

     15. Subsection 7.1.7 Undisclosed Liabilities. This subsection is revised to read as follows:

          Prior to expiration of the Feasibility Period, Harvest has provided to TRC the financial statements set forth in subsection
     7.1.19. Except as and to the extent reflected or disclosed (or adequately reserved for or against) in such financial statements or in
     Schedule 7.1, Harvest has no debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, but not limited to liabilities or obligations on account of known fraud by any merchant, customer, taxes, other governmental charges, duties, penalties, interest, fines, vacation pay, workmen's compensation claims, pension plan obligations, and there is no known basis for the assertion of such against Harvest.

     16. Article X Indemnification and Remedies. This Article is deleted and the following is inserted in lieu thereof:

                                    ARTICLE X
                          INDEMNIFICATION AND REMEDIES

          Section 10.1 Indemnification by Harvest. Harvest and its successors and assigns hereby agree that notwithstanding any investigation which may have been made by or on behalf of TRC prior to the Closing, Harvest shall indemnify, defend and hold harmless TRC (and any affiliated party, officer, director or employee of TRC) at any time after consummation of the Closing from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, subject to this Article, interest, penalties, court costs and reasonable attorneys' fees and expenses asserted against, imposed upon or incurred by TRC or any affiliated party, directly or indirectly, caused (a) by reason of or resulting from or arising out of any material misrepresentation or any material breach or nonfulfillment of any representation, covenant, warranty or agreement of Harvest or Hartan contained in or made pursuant to this Agreement, and (b) by any obligation of TRC, to the extent disclosed to Harvest in this Agreement, for which TRC (and any affiliated party of TRC) is or may become personally liable.

          Section 10.2 Indemnification by TRC. TRC and its successors and assigns hereby agree that notwithstanding any investigation which may have been made by or on behalf of Harvest prior to the Closing, TRC shall indemnify, defend and hold harmless Harvest (and any affiliated party, officer, director or employee of Harvest) at any time after consummation of the Closing from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, subject to this Article, interest, penalties, court costs and reasonable attorneys' fees and expenses asserted against, imposed upon or incurred by Harvest or any affiliated party, directly or indirectly, caused
     (a) by reason of or resulting from or arising out of any material misrepresentation or any material breach or nonfulfillment of any representation, warranty, covenant and/or agreement of TRC contained in or made pursuant to this Agreement, and (b) by any obligation of Harvest, to the extent disclosed to TRC in this Agreement, for which Harvest (and any affiliated party of Harvest) is or may become personally liable.

          Section 10.3 Defense

               10.3.1 Promptly after the receipt by any person entitled to indemnification under this Article X of notice of (i) any claim or
          (ii) the commencement of any action or proceeding, such party (the "Aggrieved Party") will, if claim with respect thereto is made against any party obligated to provide indemnification pursuant to this
          Article X (the "Indemnifying Party"), give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any proceeding or litigation resulting from such claim, unless the action or proceeding seeks an injunction or other similar relief against the Aggrieved Party or there is a conflict of interest between it and the Indemnifying Party in the conduct of the defense of such action. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such proceeding or action within a reasonable time, but in no event more than fifteen (15) days after written notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such action.

               10.3.2 If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom with counsel reasonably acceptable to the Aggrieved Party, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Aggrieved Party harmless from and against any losses, damages and liabilities caused by or arising out of any settlement of, or any judgment entered in connection with, such claim or litigation. The Aggrieved Party may participate, at its expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Aggrieved Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Aggrieved Party, or enter into any settlement, except with the written consent of the Aggrieved Party.

               10.3.3 If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Aggrieved Party may defend against such claim or litigation in such manner as it may deem appropriate and reasonably satisfactory to the Aggrieved Party. The Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of all expenses, legal or otherwise, as incurred by the Aggrieved Party in connection with the defense against or settlement of such claim or litigation. No settlement of claim or litigation shall be made without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, as incurred by the Aggrieved Party in the defense against such claim or litigation.

               10.3.4 Notwithstanding anything to the contrary herein contained,
          TRC shall be entitled to control any cleanup, containment, remediation, related proceeding, or other action or proceeding arising from or in connection with any environmental, health or safety liability or any hazardous materials or activities.

          Section 10.4  Remedies  Non-Exclusive.  The remedies  provided in this
     Article X shall not be exclusive of or limit any other remedies that may be available to either party in the event of a breach of this Agreement.

     17. Section 11.2 Conditions Precedent to Performance by TRC.

          (a) Subsection 11.2.1 is modified to read as follows:

               This Agreement and the transactions and matters contemplated herein shall have been effectively adopted and approved at or prior to the Closing by the Board of Directors of Harvest and Hartan, respectively, and stockholders of Harvest and Hartan, respectively, in accordance with applicable law and Harvest and Hartan shall have delivered such certificates and evidence of the same as reasonably requested by TRC. Those matters include, without limitation, shareholder approval of a reverse split of the shares of each class of stock of Harvest and approval of the merger contemplated herein, shareholder approval of the new Board of Directors set forth in Schedule 1.2.2 and approval of a change of management, if required.

          (b) In subsections  11.2.2,  11.2.3,  11.2.4,  11.2.5 and 11.2.6,  all
     references to "Harvest" are modified to read "Harvest and Hartan".

     18. Section 12.1 Notices. This section is modified to include the following address for Hartan:

              If to Hartan:    Hartan, Inc.
                               c/o Harvest Restaurant Group, Inc.
                               1250 N.E. Loop 410, Suite 335
                               San Antonio, Texas 78209
                               Attention:  William J. Gallagher
                               Telecopy:  (210) 824-6725

              Copy to:         Rosenberg, Tuggey, Agather, Rosenthal &
                                Rodriguez P.C.
                               140 E. Houston Street, 2nd Floor
                               San Antonio, Texas 78205
                               Attention:  Timothy N. Tuggey, Esq.
                               Telecopy:  (210) 225-1800

     19. Section 13.9 Remedies of the Parties. All references to "Harvest" contained in this section are modified to read "Harvest and Hartan".

     20. Nondisparagement. At no time shall Harvest, TRC or Hartan or any of their officers, directors or other representatives, disparage, denigrate or otherwise defame any other or the business, services, properties or assets, or any of the officers, directors, employees, agents or other representatives of Harvest, TRC or Hartan provided, however, that the foregoing shall in no way limit or preclude obligations of any party to comply with applicable law, and any disclosures required thereunder. The foregoing sentence shall create no liability on the part of any party to this Agreement or its officers, directors or other representatives due to unsubstantiated statements attributed to such party or its officers, directors or other representatives by a third party.

     21. Ratification. Except as set forth herein, the terms and conditions of the Agreement shall remain unmodified and in full force and effect and the Agreement, as so modified, is hereby ratified and confirmed.

     22. Counterparts. This Sixth Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     23. Facsimile Signatures. Each party shall be authorized to accept, and may rely upon a facsimile transmission of this Sixth Amendment executed by the other party and such document shall be binding upon the executing party.





                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Harvest, Hartan and TRC have caused this Sixth Amendment to Share Exchange Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                        HARVEST RESTAURANT GROUP, INC.


                                        By: /s/ William J. Gallagher
                                           -------------------------------------
                                           William J. Gallagher
                                           Chairman and Chief Executive Officer



                                        TRC ACQUISITION CORPORATION


                                        By:
                                           -------------------------------------
                                           Clyde E. Culp III
                                           Chairman and Chief Executive Officer



                                        HARTAN, INC.

                                        By: /s/ William J. Gallagher
                                           -------------------------------------
                                           William J. Gallagher

                                        Title: President
                                              ----------------------------------

                                   Schedule 1
                            (List of Tanner's Stores)


Corporate Restaurant Locations                             Franchise
                                                           Restaurant Locations

Tanner's Northridge           Tanner's Tucker              Tanner's Montgomery
That Chicken Place Inc.       Tanner's Tucker, Inc.        3433 McGehee Road
350 Northridge Road           4450 Hugh Howell Road        Montgomery, Al  36111
Atlanta, Ga  30338            Tucker, Ga  30084

Tanner's Vinings              Tanner's Lilburn             Tanner's Macon
Tanner's Vinings, Inc.        Tanner's Lilburn, Inc.       5999 Zebulon Road
3220 Cobb Parkway             521 Indian Trail NW          Macon, Ga  30120
Atlanta, Ga  30339            Lilburn, Ga  30247

Tanner's Oaks                 Tanner's Fayetteville *
Tanner's Oaks  Inc.           94 Pavillion Parkway
4920 Roswell Road             Fayetteville, Ga  30214
Atlanta, Ga  30342

Tanner's Spalding             Tanner's Suwanee *
Tanner's Spalding Inc.        525 Peachtree Industrial Blvd.
6275 Spalding Drive           Suwanee, Ga  30174
Norcross, Ga  3009

Tanner's Emory                Tanner's Canton *
Tanner's Mill Inc.            1453 Riverstone Parkway
1371 Clairmont Road           Suite 100
Decatur, Ga  30033            Canton, Ga  30114

Tanner's Lawrenceville
Tanner's Lawrenceville, Inc.
650 Gwinnett Drive
Suite 203
Lawrenceville  Ga  30245

Corporate Catering Location

Tanner's Catering
Tanner's Catering, Inc.
6470 Spalding Drive, Suite P
Norcross, Ga  30092



* Operate under TRC Acquisition Corporation legal entity

                                   Schedule 2
          (Statement of Resolution of Harvest Series D Preferred Stock)



                                  See Attached

                         HARVEST RESTAURANT GROUP, INC.
                              (a Texas corporation)
                              ---------------------


                             STATEMENT OF RESOLUTION
                     ESTABLISHING SERIES OF PREFERRED STOCK
                     --------------------------------------

                      Series D Convertible Preferred Stock

To:  The Secretary of State
     of the State of Texas

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act (the "Act"), the undersigned corporation, HARVEST RESTAURANT GROUP, INC., (the "Corporation"), hereby submits the following statement for the purpose of establishing and designating a series of shares of preferred stock to be known as Series D Convertible Preferred Stock and fixing and determining the relative rights and preferences thereof:

                                   ARTICLE ONE

                                      NAME
                                      ----

          1. The name of the Corporation is HARVEST RESTAURANT GROUP, INC. and the charter number of the Corporation is 01274398.


                                   ARTICLE TWO

                              CORPORATE RESOLUTIONS
                              ---------------------

     Be it known that on May 19, 1997 the Corporation had established and designated 3,000,000 shares of its preferred stock as Series A Redeemable Convertible Preferred Stock ("Series A Preferred Stock") and on December 22, 1997 the Corporation had established and designated 1,000 shares of its preferred stock as Series B Convertible Preferred Stock ("Series B Preferred Stock"), and on July 2, 1998 the Corporation had established and designated 1,000 shares of its preferred stock as Series C Convertible Preferred Stock ("Series C Preferred Stock").

          2. The following resolution establishing and designating an additional series of preferred stock, known as: the Series D Convertible Preferred Stock (the "Series D Preferred Stock"), and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors of the Corporation on __________ ___, 1998. The Series D Preferred Stock shall rank junior to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

          BE IT RESOLVED that, pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with Article Four, Section 1 of the Corporation's Articles of Incorporation, authorizing 5,000,000 shares of Preferred Stock (the "Preferred Stock"), $1.00 par value per share, approved and adopted on June 17, 1993 by the affirmative vote of the holders of more than the requisite majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon (being the only voting capital stock of the Corporation then outstanding) in accordance with and pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act

(the "Act"), the Board of Directors of the Corporation does hereby approve and adopt the following resolutions designating and authorizing for issuance, in accordance with the provisions of Article 2.13 of the Act, the Series D Preferred Stock of the Corporation, said resolutions hereby effected being made prior to the issuance of any shares of Series D Preferred Stock, such shares of Series D Preferred Stock to consist of 750,000 shares, each having a par value of $1.00 per share, and each of which shares of Series D Preferred Stock shall have the dividend rights, voting powers, redemption provisions, liquidation preferences and the relative, optional or other special rights, and shall be subject to the qualifications, limitations or restrictions set forth below and the remaining 1,248,000 authorized shares of the Preferred Stock shall remain undesignated and reserved for future issuance subject to the future action of the Board of Directors of the Corporation.


               Rights and Preferences of Series D Preferred Stock
               --------------------------------------------------

          1. Dividends.

               ( a ) Amount and Payment of Dividend. Subject to the limitations hereinafter set forth, the holders of Series D Preferred Stock shall be entitled to receive, but only when, if and as declared by the Board of Directors, dividends at the rate of eight percent (8%) per annum of the original issue price thereof of Ten and No/100 Dollars ($10.00) per share, and no more, payable only at the time such shares are converted pursuant to Section 4 hereof. Such dividends may be paid in cash or in shares of Common Stock of the Corporation as determined by the Company in its sole discretion; provided, however, no fractional shares may be issued for dividends, any fractional shares will be rounded to the nearest whole share, and provided further that if any such dividend is paid in whole or in part by shares of Common Stock, the number of shares of such security to be issued as a stock dividend shall be determined by the reported market price of a share of the respective security on the last day of the period for such stock dividend. Any shares of Series D Preferred Stock issued after the date hereof shall accrue dividends from the date of issuance.

               ( b ) Cumulative Rights. To the extent, if any, that dividends at the rate set forth in Section 1(a) above shall not be paid or set apart in full for the Series D Preferred Stock, the aggregate deficiency shall be cumulated and must be fully paid or set apart for payment before any dividends may be paid upon or set apart for the Common Stock of the Corporation or before the Corporation may purchase any of its Common Stock or otherwise make any distribution on account of its Common Stock or any other class of capital stock now or hereafter authorized or issued by the Corporation which ranks on a parity with or junior to the Series D Preferred Stock (other than (i) a dividend payable in Common Stock, or (ii) by conversion into or exchange for capital stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends).

               ( c ) No Interest on Accrued Dividends. Any accumulations of dividends on the Series D Preferred Stock shall not bear interest.

               ( d ) Declaration. Dividends on the Series D Preferred Stock shall be declared if, when and as the Board of Directors of the Corporation shall in its sole discretion deem advisable, and only from the surplus of the Corporation as such shall be fixed and determined by the said Board of Directors. The determination of the Board of Directors at any time of the amount of surplus available for the payment of dividends shall be binding and conclusive on the holders of the shares of Series D Preferred Stock then outstanding. If dividends are not paid in full upon the Series D Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon shares of Series D Preferred Stock and upon such other shares of Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Series D Preferred Stock and such other Preferred Stock shall bear the same ratio to each other that the accumulated dividends per share on the shares of the Series D Preferred Stock and such other shares of Preferred Stock bear to each other. The holders of the Series D Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends provided for in the preceding provisions of this Section.

          2. Voting Rights and Notice of Meetings. The holders of the Common Stock shall have the exclusive right and power to vote on any matter submitted to a vote of the shareholders of the Corporation and the holders of the Series D Preferred Stock shall have no right or power whether authorized by the Act or otherwise to vote on any matter or in any proceeding or to be represented at or to receive notice of any meeting of the shareholders.

          3. Redemption by Corporation.

          The Corporation shall have the right to redeem the shares of Series D Preferred Stock at any time after six months from the date of issuance for $.01 per share, if the closing price of the Corporation's Common Stock as quoted on any national securities exchange, NASDAQ, or any NASD regulated quotation service exceeds $3.50 per share for twenty (20) consecutive trading days. Notice of redemption must be mailed at least 30 days in advance to each holder of record of the Series D Preferred Stock to the holder's address as shown on the stock transfer books of the Corporation. On the redemption date, the shares of Series D Preferred Stock will automatically convert to into Common Stock at the conversion rate as set forth in Section 4 below. Upon conversion all rights of the holders of such Series D Preferred Stock will terminate.

          4. Conversion of Series D Preferred Stock.

               ( a ) Conversion Right of Holder. Each share of the Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after six months from the date of issuance of such share of Series D Preferred Stock into fully-paid and nonassessable whole shares of Common Stock upon the terms and conditions set forth in the following paragraphs of this Section.

               ( b ) Exercise of Conversion Right. Any holder of the Series D Preferred Stock electing to convert such stock into Common Stock pursuant to
Section 4(a) hereof shall deliver the certificates for the Series D Preferred Stock to the Corporation's principal office or the office of the Corporations Transfer Agent, with the form of written notice to the Corporation endorsed on such certificate(s) of his election to convert such Series D Preferred Stock into Common Stock duly filled out and executed. The conversion right in respect of any such Series D Preferred Stock pursuant to Section 4(a) hereof shall be deemed to have been exercised at the date on which the holder delivers such notice of conversion duly filled out and executed to the Corporation or the Corporation's transfer agent.

               ( c ) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each share of Series D Preferred Stock shall be equal to $10.00, divided by $2.50 provided, however, the Corporation shall not be required, in connection with any such conversion, to issue a fraction of a share of its Common nor to deliver any stock certificate representing a fraction thereof.


               ( d ) Adjustment of Conversion Rate. The number of shares of Common Stock into which share of the Series D Preferred Stock is convertible shall be subject to adjustment from time to time in certain instances, as follows:

                    (1) On Changes in Capitalization. On any recapitalization of the Corporation through the spilt, reverse split, subdivision or combination of its outstanding Common Stock into a greater or smaller number of shares, the number of shares of Common Stock into which the shares of Series D Preferred Stock may be converted shall be increased or reduced in the same proportion by an adjustment to the conversion rate.

                    (2) On Capital Reorganization, Reclassification, Consolidation, Merger or Sale of Corporate Assets. On any capital reorganization, reclassification of the capital stock, consolidation, merger, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series D Preferred Stock shall be convertible into the same kind and amounts of securities, including share or other assets, or both, into which the number of shares of capital stock of the Corporation which would have been deliverable on conversion of such shares of Series D Preferred Stock immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance would have been entitled. Appropriate adjustments, as determined by the Board of Directors of the Corporation, shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series D Preferred Stock so that said provisions, including the provisions with respect to changes in, and other adjustments of, the Conversion Rate, shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the shares of Series D Preferred Stock.

               ( f ) Statement of Adjusted Amount. Whenever the amount of shares of Common Stock for the conversion of Series D Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith maintain at its office and file with the transfer agent or agents, a statement signed by the President or Vice President of the Corporation and by its Chief Financial Officer, stating the adjusted amount of any securities deliverable for each share of Series D Preferred Stock, calculated to the nearest one hundredth (1/100) share, and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and on which the calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

               ( g ) Fractional Shares. Neither fractional shares nor scrip or other certificates evidencing such shares shall be issued on conversion of the Series D Preferred Stock as herein provided, but the Corporation shall, in lieu thereof, round all such fractional shares to the nearest whole share.

               ( h ) Payment of Taxes on Conversion of Series D Preferred Stock. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Common Stock on conversion of shares of Series D Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered and no such issue or delivery shall be made unless and until the person requesting it has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               ( i ) Reservation of Sufficient Common Stock. So long as any shares of Series D Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert said shares in accordance with the provisions of this Section 4, the Corporation will at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions, and will take such other corporation action as may be necessary from time to time in order that it may validly and legally issue fully-paid and non-assessable shares of such Common Stock upon conversion of the Series D Preferred Stock.

               ( j ) Status of Converted Preferred Shares. All shares of Series D Preferred Stock so converted shall be canceled and such shares shall be restored to the status of authorized but unissued shares of Preferred Stock.

          5. Liquidation Rights.

               ( a ) Liquidation Preference Amount. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the business or affairs of the Corporation, and after payment of, or adequate provision for payment of, the debts, liabilities and other claims of the Corporation as determined by its Board of Directors, each holder of the Series D Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on the Common Stock, or on any other class of stock of the Corporation ranking junior to the shares of Series D Preferred Stock upon liquidation, the amount of Ten Dollars ($10.00) per share of Series D Preferred Stock, plus all accrued and unpaid dividends on each such share up to the date fixed for distribution.

               ( b ) Proportionate Distribution Where Assets Insufficient. In the event the assets of the Corporation available for distribution to the holders of shares of Series D Preferred Stock upon dissolution, liquidation or winding up of the Corporation whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section, no such distribution shall be made on account of any shares of any class of capital stock of the Corporation ranking on a parity with the shares of Series D Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series D Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

               ( c ) Nonparticipation Right. After the payment to the holders of the shares of Series D Preferred Stock of the full preferential amounts provided for in either paragraph (a) or (b) of this Section, as applicable, the holders of Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

               ( d ) Excluded Transactions. Neither the consolidation nor merger of the Corporation with or into any other corporation, nor the sale, mortgage, exchange or conveyance of all or substantially all of the properties, assets or business of the Corporation, nor any liquidation, dissolution or winding up of the Corporation occurring substantially concurrently with any such transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning hereof, unless otherwise determined by the Board of Directors of the Corporation.

          6. No Preemptive Rights. No holder of shares of the Series D Preferred Stock shall, as such holder, have any preemptive right to subscribe to or purchase any shares of any class of capital stock of the Corporation now or hereafter authorized or issued, whether or not exchangeable for any capital stock of the Corporation of any class or classes now or hereafter authorized or issued; nor shall any holder of shares of the Series D Preferred Stock, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes of the Corporation.

          7. Covenants of the Corporation. The Corporation will not, by amendment to its Articles of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the preferences and limitations of Series D Preferred Stock to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions set forth herein relating to Series D Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series D Preferred Stock against dilution or other impairment.

     IN WITNESS WHEREOF, HARVEST RESTAURANT GROUP, INC. has caused this Statement of Resolution Establishing Series of Shares to be signed by William J. Gallagher, its Chairman of the Board and Chief Executive Officer, and attested by Joseph Fazzone, its Secretary, this __th day of _______, 1998.


                                       HARVEST RESTAURANT GROUP, INC.



                                       By: _____________________________________
                                           WILLIAM J. GALLAGHER,
                                           Chairman of the Board and
                                           Chief Executive Officer



                                       By: _____________________________________
                                           JOSEPH FAZZONE,
                                           Chief Financial Officer and Secretary

                                  Schedule 1.2
                                (Business Terms)





                                 Not Applicable

                                 Schedule 1.2.1
                                (Financing Terms)


                                  See Attached

                                 J.P. CAREY INC.
                                   SECURITIES
                                MEMBER NASD SIPC


THURSDAY, JULY 9, 1998


WILLIAM GALLAGHER
HARVEST RESTAURANT GROUP INC.
1250 NORTHEAST LOOP 410
SUITE 335
SAN ANTONIO, TX 78209

DEAR BILL:

PLEASE LET THIS LETTER STAND AS AN AGREEMENT BETWEEN HARVEST RESTAURANT GROUP (THE "COMPANY-) AND J. P. CAREY SECURITIES, (THE 'CONSULTANT) TO ACCOMPLISH THE PLACEMENT OF UP TO $6,000,000.00, ON A BEST EFFORTS BASIS, FOR THE COMPANY WHICH SHALL BE ISSUED PURSUANT TO A PRIVATE PLACEMENT UNDER REGULATION "D" OF THE SECURITIES LAWS OF THE UNITED STATES. THE CONSULTANT SHALL HAVE AN EXCLUSIVE RIGHT TO PLACE SUCH SHARES FOR A PERIOD OF 10 DAYS COMMENCING THE DATE OF THIS AGREEMENT. THE SHARES TO BE ISSUED BY THE COMPANY SHALL BE ON THE FOLLOWING TERMS AND CONDITIONS:

1, AMOUNT-. $6.000,000.00-, $4,000,000.00 IMMEDIATELY

2. TERMS: 7% CONVERTIBLE PREFERRED, THE PREFERRED $HARES WILL BE CONVERTIBLE INTO EITHER, THE SERIES "A" PREFERRED STOCK OR COMMON STOCK, AT THE INVESTOR'S OPTION, AT THE EARLIER OF 90 DAYS OR AN EFFECTIVE REGISTRATION STATEMENT. THE CONVERSION PRICE WILL BE AT A 20% DISCOUNT TO THE FIVE DAY AVERAGE CLOSING BID PRICE PRIOR TO CONVERSION. COMPANY SHALL FILE A REGISTRATION STATEMENT WITH THE-SEC NO LATER THAN 30 DAYS FOLLOWING THE INITIAL FUNDING AND WILL HAVE THE REGISTRATION EFFECTIVE NO LATER THAN 90 DAYS FOLLOWING THE INITIAL FUNDING OR BE SUBJECT TO PENALTIES.

2A. CONDITIONS TO FUNDING.

          1. THE FIRST TRANCHE OF $2,000,000.00 WILL BE RELEASED FROM ESCROW UPON A FAVORABLE OUTCOME OF THE NASDAQ HEARING.

          2. THE SECOND $2.000,000.00 WILL BE RELEASED FROM ESCROW UPON THE APPROVAL OF SHAREHOLDERS AND EFFECTIVE DATE OF MERGER WITH TRC.

          3. THE THIRD $2,000,000.00 WILL BE FUNDED WITHIN 30 DAYS THEREAFTER OR IMMEDIATELY UPON THE EFFECTIVE REGISTRATION OF THE UNDERLYING SHARES.

3. CONSULTING FEES: THE COMPANY AGREES TO PAY CONSULTANT A FEE OF 200,000 SHARES, PRE SPLIT, OF COMMON STOCK. IN ADDITION, COMPANY SHALL ISSUE TO CONSULTANT WARRANTS EXERCISABLE FOR FIVE YEARS AT $2.50 PER SHARE- THE NUMBER OF WARRANTS WILL BE EQUAL TO 50,000 PER MILLION DOLLARS RAISED.

4. CONDITIONS: THIS PROPOSAL IS SUBJECT TO REGULATORY APPROVAL AND THE COMPANY'S B0ARD OF DIRECTORS APPROVAL. COMPANY AGREES TO MAINTAIN THE CONFIDENTIALITY OF CONSULTANT'S CLIENTS EXCEPT TO THE EXTENT DISCLOSURE THEREOF MAY BE REQUIRED BY LAW. SUCH CLIENTS ARE DEFINED AS INDIVIDUALS OR INSTITUTIONS WHO INVEST IN THIS PRIVATE PLACEMENT. FOR TWO YEARS FROM THE DATE HEREOF, COMPANY WILL NOT SOLICIT SUCH CLIENTS FOR THE PURPOSE OF CORPORATE FINANCE WITHOUT THE WRITTEN PERMISSION OF CONSULTANT, WHICH CONSENT WILL NOT UNREASONABLY BE WITHHELD. IF ANY FINANCING IS DONE WITH SUCH CLIENTS, THE COMPANY WILL BE OBLIGATED TO PAY LIKE FEES AS DESCRIBED ABOVE TO THE CONSULTANT. FURTHERMORE, THE COMPANY AGREES NOT TO ENGAGE IN ANY ADDITIONAL EQUITY FUNDING FOR A PERIOD OF SIXTY (60) DAYS AFTER THE FINAL CLOSING WITHOUT CONSENT OF THE CONSULTANT.


IF THIS LETTER MEETS WITH YOUR APPROVAL, PLEASE- EXECUTE IN THE SPACE PROVIDED BELOW, AND WE SHALL HAVE OUR DRAW LAWYERS UP THE APPROPRIATE LEGAL DOCUMENTS FOR YOUR REVIEW.

SINCERELY,


JOHN C. CANOUSE
J.P. CAREY SECURITIES INC.


AGREED AND ACCEPTED TO THIS  9  DAY OF  1998
HARVEST RESTAURANT GROUP, INC





BY: /S/ WILLIAM J. GALLAGHER
   -------------------------------
   WILLIAM J GALLAGHER

                                Schedule 1.2.1(a)
                                  (Loan Terms)



                     (Revised - HarTan Option to Put to TRC)

                            SHARE EXCHANGE AGREEMENT

                               SCHEDULE 1.2.1(a)
                          HARTAN OPTION TO PUT TO TRC


In the event that TRC and Harvest shall not complete a proposed merger on or before the outside date for consummation set forth in a binding merger agreement, including any permitted or agreed extensions, Hartan shall have the option to require TRC to purchase any assets or the restaurants, if any, and the associated premises, if any, at a price equal to the aggregate funds deposited in the operating fund accounts of Hartan, and advanced to TRC, plus TRC's indemnification of Harvest and Hartan from liabilities directly associated with such assets after the date of such transfer. Such option shall be exercised by written notice within 15 days after the earlier of termination of merger discussions or a binding merger agreement, or expiration of the time for consummation of such agreement without such a merger. If such option is exercised, such transfers, and payment therefor, shall be closed within 30 days after notice of exercise. Upon payment as required hereby, such option may be exercised, at TRC's option, against the assets or all stock of Hartan.

                                 Schedule 1.2.2
                              (Board of Directors)



Proposed Board of Directors is as follows:



New Nominees for Directors of Harvest:
--------------------------------------

Clyde Culp III

Rick Tanner

James R. Walker

Thomas J. Hass


Existing Harvest Board Members to be retained until June 1999:
--------------------------------------------------------------

William J. Gallagher

Ted Heesch

                                 Schedule 1.2.3
                             (Employment Agreements)


Mr. Culp Employment Terms:

The Company will enter into a five year employment agreement with Mr. Culp, pursuant to which Mr. Culp will be the Chairman of the Company. His base salary will be $200,000 per year, with annual CPI increases each anniversary. Mr. Culp will be eligible for incentive cash bonuses, based on the Company attaining certain goals approved by the Board. In addition, Mr. Culp will be eligible participate in any employee stock option plan and will receive employee benefits, such as health and life insurance normal and customary for executives in similar positions.



Mr. Gallagher Severance Terms:

All employment agreements with William Gallagher shall be terminated at closing; in consideration thereof, Gallagher shall receive at closing the sum of $150,000 cash; and $150,000 in shares of registered Harvest common stock, or registered stock options for such shares at a price of $0.01 per share.

                                 Schedule 1.2.7
                    (Combined Financials of Harvest and TRC)



                                 Not Applicable

                                  Schedule 5.1
                                (TRC Disclosures)




                                  See Attached

                                 Schedule 5.1.3
                                  Subsidiaries

           Central Administration, Inc. (formerly Tanner's Management, Inc.) That Chicken Place Inc.
           Tanner's Vinings, Inc.
           Tanner's Oaks  Inc.
           Tanner's Spalding Inc.
           Tanner's Mill Inc.
           Tanner's Lawrenceville, Inc.
           Tanner's Tucker, Inc.
           NW Store, Inc. (formerly Tanner's Rome, Inc.)
           Tanner's Lilburn, Inc.
           Tanner's Catering, Inc.


                                 Schedule 5.1.4
                                 Title to Assets

In addition to the leases noted in section 5.1.25, the Company's properties are subject to security interests under:

Loan and security agreement with NationsBank, N.A.
--------------------------------------------------
All equipment, fixtures, leasehold improvements and furniture at the Lilburn restaurant location

Loan agreement with Sirrom Capital Corporation:
-----------------------------------------------
All capital stock of TRC and subsidiaries

Promissory note and security agreement with First Union National Bank
---------------------------------------------------------------------
All equipment located at the Fayetteville restaurant location

Commercial promissory note and security agreement with Colonial Bank, N.A.
--------------------------------------------------------------------------
All business equipment located at the Canton restaurant location

Loan and security agreement with Southtrust Bank of Georgia, N.A.
-----------------------------------------------------------------
All equipment, fixtures, leasehold improvements and furniture at the Emory restaurant location

Security agreement with SYSCO Food Services, Inc.
-------------------------------------------------
All trade accounts receivable, equipment, inventory, and additions, thereto of Tanner's locations in Tucker, Lilburn, Lawrenceville, Catering, Emory, Oaks, Vinings, Northridge and Spalding

Lease agreement with Toshiba Easy Lease:
----------------------------------------
Toshiba DK-280 phone system and voice mail

Lease agreement with Minolta Business Systems
---------------------------------------------
Office copier (Minolta 5420) and fax machine (Minolta 1800)

Lease agreement with Mazda America Credit:
------------------------------------------
1997 Mazda Millenia

Other:
Dishwashing machines are under lease from Auto-Chlor at all locations except Fayette and Canton. Beverage machines are leased from Coca-Cola at all locationsand Certain properties are provided by vendors on a loaned basis:
Coffee and tea machines, Snapple Coolers, Neon signs

                                 Schedule 5.1.5
                               Other Relationships


Tim Robinson and Bob Hoffman each own a 6.25% interest in the entity (Epic X, LLC ) that owns the Fayetteville location


                                 Schedule 5.1.6
                               Other Transactions


Clyde Culp has personally guaranteed the First Union and Colonial notes

Clyde Culp and Rick Tanner guaranteed the former Regions Bank note

John Feltman, through Brookhaven Capital Corporation has either borrowed or TRC has Brookhavens behalf. Additionally, certain royalties owed to the Company have not been paid. As of September 15, 1998 the balance is $123,935


                                 Schedule 5.1.14
                                   Litigation


Mae Nell Ingram vs Tanners Rome, Inc. Superior Court, Floyd County, Georgia Civil Action 97 - CV - 9172-3. Alleged slip and fall at Rome location. Referred to insurance carrier. Pending.

Riverview Associates, Ltd. v. Tanners Vinings, Inc., Superior Court of Cobb County, Georgia, Case No. 95-1-6018-33. Dispute concerning breach of lease regarding Vinings location. Settled, pending mutual dismissal.

Shorter Partners, LP vs. Northwest Store, Inc. and Central Administration, Inc., State Court of Fulton County, Georgia, Civil Action File No. 97 VS-0125811. Pending action by landlord of premises in Rome Georgia seeking rents against insolvent subsidiary relating to closure of that location.

McClain vs. Tanners Management, Inc., State Court of Fulton County, Georgia Civil Action 96 VS-0118395, served on October 1, 1996 regarding alleged slip and fall at Lilburn location. Referred to insurance carrier. Settlement pending.

                                 Schedule 5.1.21
                      Absence of Certain Changes and Events


     x.v. On July 1, 1998, TRC issued 6,000 $.01 stock purchase warrants to Riverview Associates, LTD in settlement of dispute under a prior lease.



                                 Schedule 5.1.23
                              Intellectual Property


i.i.i. Common law trademark rights to the name "Tanner's," "Tanner's Home of the Rotisserie Tanner's Original Rotisserie Grill," are claimed by TRC Acquisition Corporation. Said trademarks have not been granted registration with the United States Patent and Trademark Office. The mark "Tanner's Chicken Rotisserie" has been denied registration based upon the mark granted U.S. registration No. 1,506,690 as "Tanner's Bar & Grill" registered by Tanner's Inc., a Kansas , corporation filed March 7, 1998.

                                 Schedule 5.1.25
                                Leased Properties

Corporate Office
TRC Acquisition Corporation
2662 Holcomb Bridge Road Suite 320
Alpharetta, Ga 30202
Annual Rental: $50,400

Tanner's Northridge             Tanner's Tucker           Tanner's Montgomery **
That Chicken Place Inc.         Tanner's Tucker, Inc.     3433 McGehee Road
350 Northridge Road             4450 Hugh Howell Road     Montgomery, Al  36111
Atlanta, Ga  30338              Tucker, Ga  30084         Annual Rental: $80,000
Annual Rental: $53,268          Annual Rental: $53,100

Tanner's Vinings                Tanner's Lilburn
Tanner's Vinings, Inc.          Tanner's Lilburn, Inc.
3220 Cobb Parkway               521 Indian Trail NW
Atlanta, Ga  30339              Lilburn, Ga  30247
Annual Rental: $68,580          Annual Rental: $45,600

Tanner's Oaks                   Tanner's Fayetteville *
Tanner's Oaks  Inc.             94 Pavillion Parkway
4920 Roswell Road               Fayetteville, Ga  30214
Atlanta, Ga  30342              Annual Rental: $143,000
Annual Rental: $68,316

Tanner's Spalding               Tanner's Suwanee *
Tanner's Spalding Inc.          525 Peachtree Industrial Blvd.
6275 Spalding Drive             Suwanee, Ga  30174
Norcross, Ga  30092             Annual Rental:$74,160
Annual Rental: $65,760

Tanner's Emory                  Tanner's Canton *
Tanner's Mill Inc.              1453 Riverstone Parkway
1371 Clairmont Road             Suite 100
Decatur, Ga  30033              Canton, Ga  30114
Annual Rental: $64,728          Annual Rental: $82,548

Tanner's Lawrenceville          Tanner's Catering
Tanner's Lawrenceville, Inc.    Tanner's Catering, Inc.
650 Gwinnett Drive              6470 Spalding Drive, Suite P
Suite 203                       Norcross, Ga  30092
Lawrenceville  Ga  30245        Annual Rental: $54,396
Annual Rental: $44,772

* Leased under TRC Acquisition Corporation legal entity
** Leased by TRC Acquisition Corporation with sublease to Tanner's Montgomery, Inc.

                                 Schedule 5.1.26
                      Employees and Employee Benefit Plans


Manager Bonus Plan

Group Health, Life and Disability Plan



                                 Schedule 5.1.27
                                  Compensation


                                           Annual
Officers             Title                 Salary    Other Benefits

* Clyde E Culp       CEO                       $0    Health ins.
* Richard Tanner     President           $225,000    Health ins., car allowance
Robert Hoffman       Sr VP Operations    $125,000    Health ins., car provided
Timothy R Robinson   VP CFO               $60,000    Health ins.
* John Feltman       Exec VP                   $0    Health ins.

 * Director

Directors
James R Walker                                 $0
James Owens                                    $0

                                 Schedule 5.1.28
                                    Insurance

Policy information as previously provided still in effect: Summarized as follows:

PROPERTY:

$4,245,000       Blanket Limit - Real and Personal Property, Leasehold
                 Improvements
$2,100,000       Blanket Business Income including Extra Expense

ELECTRONIC DATA PROCESSING:

$25,000          Electronic data processing equipment
$10,000          Data/Media
$ 5,000          Extra Expense

COMMERCIAL GENERAL LIABILITY:

$2,000,000       General Aggregate Limit
$1,000,000       Each Occurrence Limit
$1,000,000       Each Occurrence - Liqour Liability
$1,000,000       Per Occurrence - Employee Benefits Liability

COMMERCIAL AUTOMOBILE:

$1,000,000       Bodily Injury and Property Damage Combined
$    5,000       Medical Payments
$  300,000       Uninsured/Underinsured Motorist
$1,000,000       Non-Owned/Hired Car
$   50,000       Hired Car Physical Damage

WORKERS' INDEMNIFICATION POLICY

EMPLOYER'S LIABILITY:

$500,000         Per Person/Per Accident
$500,000         Per Person/Per Occupational Disease
$500,000         Aggregate Occupational Disease

UMBRELLA LIABILITY:

$10,000,000      Each Incident Loss
$10,000,000      Products/Completed operations Aggregate
$10,000,000      General Aggregate

BOILER & MACHINERY

$3,000,000       Combined Property Damage and Business Interruption
$  100,000       Consequential Damage
$   25,000       Service Interruption

CRIME

$250,000         Employee Theft Coverage
$ 25,000         Premises Coverage
$ 25,000         Transit Coverage
$250,000         Depositors Forgery Coverage
$250,000         Computer Thief and Funds Transfer Fraud Coverage

DIRECTOR & OFFICER LIABILITY

$1,000,000       Aggregate

                                  Schedule 7.1
                              (Harvest Disclosures)




                                  See Attached

                                  SCHEDULE 7.1

                               HARVEST DISCLOSURES
                               -------------------


                               SUBSCHEDULE 7.1.1.1

                                 CAPITALIZATION
                                 --------------

In July 1998, Harvest filed a stock designation for Series C Preferred Stock of 1000 shares at a par value of $1.00.

                               SUBSCHEDULE 7.1.1.2

                               ISSUED COMMON STOCK
                               -------------------

As of August 12, 1998, 3,852,661 common shares have been issued.

                               SUBSCHEDULE 7.1.1.3

                             ISSUED PREFERRED STOCK
                             ----------------------

Issued preferred stocks are as follows:
594,272 Series A
133 Series B
200 Series C

Additional common share dividends may be issued prior to closing.


                                 SCHEDULE 7.1.2

                         ORGANIZATION STANDING AND POWER
                         -------------------------------

None
                                 SCHEDULE 7.1.3

                                  SUBSIDIARIES
                                  ------------

1.   Harvest Restaurants, Inc.
2.   Cluckers Restaurants, Inc.
3.   Harvest Rotisserie on Tezel, Inc.
4.   Red Line Food Court, Inc.
5.   Hartan, Inc.

                                SUBSCHEDULE 7.1.4

                                 TITLE TO ASSETS
                                 ---------------
None

                                SUBSCHEDULE 7.1.5

                               OTHER RELATIONSHIPS
                               -------------------
None.

                                SUBSCHEDULE 7.1.6

                               OTHER TRANSACTIONS
                               ------------------

A company which Mr. William Gallagher is affiliated has loaned money to Harvest (Santa Cruz).

                                 SCHEDULE 7.1.7

                             UNDISCLOSED LIABILITIES
                             -----------------------

See attachment.

Harvest Restaurant Group, Inc.
Listing of Potential Claims
As of August 31, 1998

                                                               Potential
                                                                Creditor
Creditor:                                                          Claim

Real Estate Leases:
Company-owned Stores
S. Breaswood                                                   40,562.50
Kingwood                                                       30,000.00
Loop 1640,                                                     32,500.00
West Ave                                                       50,000.00
Medical Road                                                    3,500.00
Walzem Road                                                            0
S. Padre                                                               0
Dezavala Road                                                          0
Broadway                                                               0
Red Line                                                               0
     Subtotal                                                 156,562.50

Franchised Stores:
North Carolina Harvest, Inc.
Eastway Square                                                 14,317.96
Hardy                                                          12,465.14
Indiana Harvest, Inc.
CNL Fund                                                       55,592.48
Don Thorgmartin                                                30,000.00
Kovacs Enter                                                   35,000.00
Florida Harvest, Inc.
Conrad Bansp                                                           0
Port Charlotte Retail Cnt                                      26,750.00
Bay-Guard Ltd.                                                 11,583.50
KR Chicken Mgmt                                                        0
Apostoleres                                                    30,000.00
Northern California
CEP Investors                                                  54,500.58
     Subtotal                                                 270,209.66

     Total Real Estate Leases                                 426,772.16
Equipment Leases:
Company Sign Leases:
Aetna signs                                                     7,898.77
Walton signs                                                   33,262.43
Walton signs                                                   32,194.19
                                                               73,355.39
Company Equip Leases:
United Leasing                                                  2,500.00
United Leasing                                                  3,500.00
United Leasing                                                  4,800.00
First Federal                                                  12,000.00
Advanta                                                        20,382.05
Imperial                                                      57,528,.45
Green Tree/Americorp/VAR                                       23,329.48
Green Tree/VAR                                                 20,582.93
Advanta/VAR  Corpus                                             8,367.19
Alan AcceptancCorp                                             13,800.00
IBM Credit                                                      3,000.00
Dell                                                            3,500.00
Dell                                                            3,500.00

                                                               Potential
                                                                Creditor
Creditor:                                                          Claim

Sanwa Leasing                                                   3,710.52
Sanwa Leasing                                                   5,028.33
Sanwa Leasing                                                   6,278.03
Sanwa Leasing                                                   4,173.69
Sanwa Leasing                                                   3,879.72
Sanwa Leasing                                                   2,807.34
     Subtotal                                                 212,667.73
Franchisee Equip Leases:
Indiana
Captec                                                        237,553.53
Alan Acceptance                                                 5,512.00
Florida
Captec                                                         28,509.22
Captec                                                         11,593.41
ELC                                                             1,500.00
ELC                                                             1,500.00
ELC                                                             1,500.00
Advanta                                                         3,174.34
Advanta/Camera                                                  4,600.00
Advanta/Camera                                                  5,900.00
Advanta/Camera                                                  4,600.00
Orix                                                            5,560.00
Orix                                                            4,100.00
Alan Acceptance                                                 7,578.25
North Carolina
Alan Acceptance                                                 3,425.01
Northern California
Captec                                                         58,209.29
     Subtotal                                                 384,815.05

     Total Equipment Leases                                   670,838.17

Franchisee A/P w/ Company Guarantee:
North Carolina
Sysco Food                                                     48,946.00
Indiana
Sysco Food                                                     39,563.10
Florida
Sysco Food                                                     36,268.05
Forum Systems                                                  25,000.00
HME                                                            15,640.85
      Subtotal                                                165,418.00

Company Vendors                                               306,494.00

Advances/Notes/Other:
Company:
Equip loan                                                     47,500.00
Advances from Santa Cruz Squeeze Corp                         159,060.00
SAMA, Inc                                                     245,171.76
      Subtotal                                                451,731.76

Franchisee Obligations:
KR Chicken                                                    137,756.71
KR Sarasota                                                   172,075.84
KR memphis                                                    145,410.99
Roasters                                                      127,326.62
Pollo Tropical                                                         0
                                                              582,570.16

Total Liabilities                                           2,604,008.00

                                 SCHEDULE 7.1.8

                      ABSENCE OF CERTAIN CHANGES OR EVENTS
                      ------------------------------------

All restaurants and operations are closed. The corporation is winding down.

                                 SCHEDULE 7.1.9

                               CONDITION OF ASSETS
                               -------------------

No assets remain in the corporation with the exception of the Tezel property and office furniture and equipment.

                                 SCHEDULE 7.1.10

                               COMPLIANCE WITH LAW
                               -------------------
None.

                                 SCHEDULE 7.1.11

                            CONTRACTS AND COMMITMENTS
                            -------------------------

All contracts and debts are past due and/or in default.

                                 SCHEDULE 7.1.12

                           PERMITS, LICENSES, CONSENTS
                           ---------------------------
None.

                                 SCHEDULE 7.1.13

                               ABSENCE OF DEFAULTS
                               -------------------

All obligations and debts of the corporation are currently in default.

                                 SCHEDULE 7.1.14

                                   LITIGATION
                                   ----------

1.   KR Chicken Assoc. Ltd.
     ----------------------
     KR Sarasota Assoc. Ltd.
     -----------------------
     KR Memphis-Florida Assoc. Ltd.
     ------------------------------

     Filed 1/22/98 (Case Nos. 98-01090,098-01092,98-01093)
     Filed in Florida, Broward County Circuit Court

     Seeking to foreclose a security interest on promissory notes guaranteed by the Company in the amount of $455,244.

     Settlement: Plaintiffs have agreed in that in exchange for the Company settling its obligations with Captec and removing the Plaintiffs from $38,000 of the debt owed to Captec, they will release the Company from the promissory notes. The Captec lease settlements are in negotiation.

2.   Pollo Operations, Inc.
     ----------------------

     Filed 2/5/98 (case no. 98-00604)
     Filed in Florida, Hillsborough County Circuit Court

     Seeking to foreclose a mortgage lien and security interest in real property, for which the Company guaranteed a $868,000 mortgage note to Plaintiff.

     Settlement: The real property was sold in July 1998 in full satisfaction of the mortgage note, with the Company receiving a full release of all claims.

3.   Kovacs Enterprises
     ------------------

     Filed 2/18/98 (case no. 49D079802CP000243)
     Filed in Indiana, Marion County

     Plaintiff seeking damages for breach of a commercial lease that the Company guaranteed for its franchisee.

     Settlement: Settled all claims for $20,000 to be paid with 14 days of the completion of the Merger with TRC.

4.   R. Don Throgmartin
     ------------------

     Filed 1/30/98 (case no. 49D079801CP000148)
     Filed in Indiana, Marion County

     Plaintiff seeking damages for breach of a commercial lease that the Company guaranteed for its franchisee.

     Settlement: Settled all claims for $20,000 which was paid in August 1998.


5.   Sysco Food Services
     -------------------

     Filed 5/29/98 (case no. 98-0001029)
     Filed in Florida, Manatee County

     Plaintiff seeking payment of $36,268 from sale of products on an open account which the Company guaranteed for its franchisee.

     Settlement: Settled all claims for $11,760 to be paid within 14 days of the Merger with TRC.


6.   Captec Financial Group, Inc.
     ----------------------------

     Filed 5/15/98 (case No. 98-CI-07356)
     Filed in Texas, Bexar County District Court

     Plaintiff seeking recovery of damages totaling $277,656 for failure to make payments under (3) Equipment lease which the Company is liable.

     Settlement: Plaintiff rejected Company's offer of $74,967. Still being negotiated.


7.   Sembler Enterprises, Inc.
     -------------------------

     Filed 7/6/98 (case no. 98-03282CI19)
     Filed in Florida, Pinellas County Circuit Court

     Plaintiff seeking damages for breach of a commercial lease that the Company guaranteed for its franchisee.

     Settlement: Settled all claims for $11,345.49 to be paid within 14 days of the Merger with TRC.

8.   Herzberg Family Partners
     ------------------------

     Filed 3/2/98 (Case no. 98-CI-03182)
     Filed in Texas, Bexar County District Court

     Plaintiff seeking damages for breach of a commercial lease that the Company entered into.

     Settlement: Settled all claims for $17,500 paid in July 1998.


9.   Lin Chin Ho and Chi Pen Ho
     --------------------------

     Filed 6/1/98 (Case no. 98-2048-E)
     Filed in Texas, Nueces County District Court

     Plaintiff seeking damages for breach of a commercial lease. Company never entered into a lease agreement on the property.

     Settlement: Company will make a motion to dismiss the suit. No further action expected.


10.  Wingarten Realty Investors
     --------------------------

     Filed 12/16/97
     Filed in Texas, Harris County

     Plaintiff seeking damages for breach of a commercial lease that the Company entered into.

     Settlement: Court Date rescheduled to December 1998. Settlement offer of $20,000 has not been accepted.


11.  Green Tree Vendor Services Co.
     ------------------------------

     Filed 8/12/98
     Filed in Texas, Bexar County Court

     Plaintiff seeking recovery of damages totaling $38,691.20 for failure to make payments under (2) Equipment lease which the Company is liable.

     Plaintiff's rejected Company's offer of $12,100 plus return of the equipment.

     Settlement: being negotiated.

12.  Toufic Khalife
     --------------

     Filed 8/20/98
     Filed in Bexar County District Court

     Plaintiff seeking damages for breach of a commercial lease that the Company entered.

     Plaintiff rejected offer of $35,000 for settlement.


13.  Sysco Food Services
     -------------------

     Filed 7/24/98

     Suit on Trade Account; Plaintiff seeks $10,003.40 plus interest.


14.  PR Newswire Association, Inc.
     -----------------------------

     Filed 8/3/98

     Suit on Trade Account; Plaintiff seeks $7,110.00

                                 SCHEDULE 7.1.15

                          NO BREACH OF VIOLATION OF LAW
                          -----------------------------

Only to extent disclosed by other Schedule.

                                 SCHEDULE 7.1.16

                           VALIDITY AND AUTHORIZATION
                           --------------------------

None.

                                 SCHEDULE 7.1.17

                       COMPLETENESS, NO MISREPRESENTATIONS
                       -----------------------------------

None.

                                 SCHEDULE 7.1.18

                                      TAXES
                                      -----


An extension for State Franchise Tax has been filed. The return is now due November 15, 1998.

                                 SCHEDULE 7.1.19

                              FINANCIAL STATEMENTS
                              --------------------

None.

                                 SCHEDULE 7.1.20

                      ABSENCE OF CERTAIN CHANGES AND EVENTS
                      -------------------------------------

None.

                              SUBSCHEDULE 7.1.20.1

All operations have ceased.

                              SUBSCHEDULE 7.1.20.2

Harvest  has  liquidated  all   "operating"   assets  and  attempts  to  satisfy
outstanding obligations.

                              SUBSCHEDULE 7.1.20.3
None.

                              SUBSCHEDULE 7.1.20.4
None.

                              SUBSCHEDULE 7.1.20.5

Harvest has liquidated all "operating assets" in an attempt to satisfy outstanding obligations.

                              SUBSCHEDULE 7.1.20.6
None.

                              SUBSCHEDULE 7.1.20.7
None.

                              SUBSCHEDULE 7.1.20.8

A Consulting Agreement for six (6) months has been entered into with Mr. Joe Fazzone.

                              SUBSCHEDULE 7.1.20.9

All employees, with the exception of Mr. William Gallagher and Mr. Joe Fazzone, have been terminated.

                              SUBSCHEDULE 7.1.20.10

All debts and obligations currently owed to suppliers and vendors are in default.

                              SUBSCHEDULE 7.1.20.11
None.

                              SUBSCHEDULE 7.1.20.12

Harvest is attempting to negotiate and settle all liabilities and lawsuits.

                              SUBSCHEDULE 7.1.20.13

Harvest recently paid off a debt to Comet Signs which had a lien on personal property.

                              SUBSCHEDULE 7.1.20.14
None.

                              SUBSCHEDULE 7.1.20.15

Harvest recently filed a stock designation for Series C preferred stock and paid dividends by issuing common stocks to holders of Series B preferred stock.

                              SUBSCHEDULE 7.1.20.16

Dividends have been declared and paid on Series A preferred stock. A claim for a warranty worth 170,000 shares (approximately) of stock to Mr. Lance T. Bury is outstanding. Mr. Lance T Bury has also indicated a claim of right of first refusal on the financing being raised by the Company.

                              SUBSCHEDULE 7.1.20.17
None.

                              SUBSCHEDULE 7.1.20.18
None.

                              SUBSCHEDULE 7.1.20.19

All restaurants have ceased operations.

                              SUBSCHEDULE 7.1.20.20

Assets of the corporation have been written down pursuant to generally accepted accounting principles.

                              SUBSCHEDULE 7.1.20.21
None.

                              SUBSCHEDULE 7.1.20.22

All operations of the restaurant have ceased.

                                 SCHEDULE 7.1.21
None.

                              SUBSCHEDULE 7.1.21.4

The corporation has not paid personal property tax on:

1.   Leased office space
2.   West Ave. Property
3.   Corpus Christi property
4.   Medical Dr. property

                              SUBSCHEDULE 7.1.21.5
None.

                              SUBSCHEDULE 7.1.21.6
None.

                              SUBSCHEDULE 7.1.21.7
None.

                              SUBSCHEDULE 7.1.21.8
None.

                              SUBSCHEDULE 7.1.21.9
None.

                              SUBSCHEDULE 7.1.21.10
None.

                              SUBSCHEDULE 7.1.21.11
None.

                              SUBSCHEDULE 7.1.21.12
None.

                              SUBSCHEDULE 7.1.21.13
None.

                              SUBSCHEDULE 7.1.21.14
All assets of the corporation have been written down pursuant to generally accepted accounting principles.

                              SUBSCHEDULE 7.1.21.15
None.

                                 SCHEDULE 7.1.22

None.
                              SUBSCHEDULE 7.1.23.1
None.

                              SUBSCHEDULE 7.1.23.2
None.

                              SUBSCHEDULE 7.1.23.3

As indicated on Trademark Status Report dated June 10, 1998 as previously provided

                              SUBSCHEDULE 7.1.23.4
None.

                              SUBSCHEDULE 7.1.23.5
None.

                                 SCHEDULE 7.1.24

                                BOOKS AND RECORDS
                                -----------------
None.

                                 SCHEDULE 7.1.25

                                LEASED PROPERTIES
                                -----------------
None.

                                 SCHEDULE 7.1.26

1994 Stock Compensation Plan

                              SUBSCHEDULE 7.1.26.2

1994 Stock Compensation Plan

                              SUBSCHEDULE 7.1.26.3
None.

                              SUBSCHEDULE 7.1.26.4
None.

                              SUBSCHEDULE 7.1.26.5

None.

                                 SCHEDULE 7.1.27

                                  COMPENSATION
                                  ------------

None.

                                 SCHEDULE 7.1.28

All insurance has been canceled effective August 26, 1998.

                                 SCHEDULE 7.1.29

None.

                                 SCHEDULE 7.1.30

None.